                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                Safety 1st, Inc.
                (Name of Registrant as Specified In Its Charter)

                                Safety 1st, Inc.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[ ] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:
       Common Stock

    2) Aggregate number of securities to which transaction applies: 193,014

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $13.875

    4) Proposed maximum aggregate value of transaction: $2,678,069.25

    5) Total fee paid: $536.00

[X] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

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
                                SAFETY 1ST, INC.
                                   45 DAN ROAD
                           CANTON, MASSACHUSETTS 02021

                                                                   June 20, 2000

Dear Stockholder:

         You are cordially invited to attend a Special Meeting of Stockholders of Safety 1st, Inc. at the offices of Goodwin, Procter & Hoar LLP, 53 State Street, Boston, MA 02109, on July 10, 2000, at 10:00 a.m., local time. At the Special Meeting, you will be asked to consider and approve the merger of Diamond Acquisition Subsidiary Inc., a wholly owned subsidiary of Dorel Industries Inc., with and into Safety 1st, pursuant to an Agreement and Plan of Merger dated as of April 22, 2000. Upon completion of the merger, each share of our common stock, other than shares held by Diamond Acquisition Subsidiary Inc. and dissenting stockholders who perfect their appraisal rights, will be converted into the right to receive $13.875 in cash, without interest.

         The merger is the second and final step of our acquisition by Dorel. The first step was a tender offer by Diamond Acquisition Subsidiary Inc. for all of the outstanding shares of our common stock at a price of $13.875 per share. Diamond Acquisition Subsidiary Inc. purchased 9,235,599 shares pursuant to the tender offer and currently owns approximately 97.95% of the outstanding shares.

         The affirmative vote of holders of a majority of the shares of our common stock outstanding and entitled to vote at the Special Meeting is necessary to approve the merger agreement. Diamond Acquisition Subsidiary Inc. owns a sufficient number of shares to assure approval of the merger agreement at the Special Meeting and intends to vote all of its shares in favor of the merger agreement. As a result, the affirmative vote of any other stockholder will not be required to approve the merger agreement.

         OUR BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND DECLARED THE MERGER ADVISABLE AND UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS APPROVE THE MERGER AGREEMENT. Among the factors considered by the Board in evaluating the merger was the opinion dated April 22, 2000 of Goldman, Sachs & Co., our financial advisor, which concluded, as of such date, that the cash consideration to be received by our stockholders pursuant to the tender offer and the merger was fair from a financial point of view to the stockholders. The written opinion of Goldman, Sachs & Co. is attached as Appendix B to the enclosed proxy statement and you should read it carefully and in its entirety.

         The enclosed Proxy Statement provides you with a summary of the merger and additional information about the parties involved. If the merger agreement is approved by the requisite holders of our common stock, the closing of the merger will occur as soon after the Special Meeting as all of the other conditions to the closing of the merger are satisfied.

         PLEASE GIVE ALL OF THIS INFORMATION YOUR CAREFUL ATTENTION. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED. THIS WILL NOT PREVENT YOU FROM VOTING YOUR SHARES IN PERSON IF YOU SUBSEQUENTLY CHOOSE TO ATTEND THE SPECIAL MEETING.

                                               Sincerely,

                                               /s/ Michael Lerner
                                               Chief Executive Officer

                                SAFETY 1ST, INC.
                                   45 DAN ROAD
                           CANTON, MASSACHUSETTS 02021

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JULY 10, 2000

To the Stockholders of Safety 1st, Inc.:

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Safety 1st, Inc., a Massachusetts corporation ("Safety 1st"), will be held at the offices of Goodwin, Procter & Hoar LLP, 53 State Street, Boston, MA 02109, on July 10, 2000, at 10:00 a.m., local time.

         At the Special Meeting, you will be asked to approve the Agreement and Plan of Merger, dated as of April 22, 2000 (the "Merger Agreement"), by and among Safety 1st, Dorel Industries Inc., a Quebec, Canada corporation ("Dorel"), and Diamond Acquisition Subsidiary Inc., a Massachusetts corporation and a wholly owned subsidiary of Dorel (the "Purchaser"), providing for the merger of the Purchaser with and into Safety 1st (the "Merger"), with Safety 1st being the surviving corporation (the "Surviving Corporation"). As a result of the Merger, Safety 1st will become a wholly owned subsidiary of Dorel and each share of Safety 1st's common stock, par value $0.01 per share (each a "Share" and collectively, the "Shares"), other than Shares held by the Purchaser and dissenting stockholders who perfect their appraisal rights, will be converted automatically into the right to receive $13.875 in cash, without interest. A copy of the Merger Agreement is attached as Appendix A to the accompanying Proxy Statement.

         Safety 1st's Board of Directors has fixed the close of business on June 9, 2000 as the record date for the Special Meeting. Accordingly, only stockholders of record on such date will be entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. A proxy statement containing more detailed information with respect to matters to be considered at the Special Meeting accompanies and forms a part of this notice.

         Approval of the Merger Agreement requires the affirmative vote of holders of a majority of the Shares outstanding and entitled to vote at the Special Meeting. The Purchaser owns a sufficient number of Shares to approve the Merger Agreement without the affirmative vote of any other stockholder and intends to vote all of its Shares in favor of the Merger Agreement. Nevertheless, whether or not you plan to attend the Special Meeting, you are asked to promptly complete, sign, date and return the enclosed proxy in order to assure representation of your Shares.

         If the Merger Agreement is approved and the Merger becomes effective, any holder of Shares (a) who, before the taking of the vote on the approval of the Merger Agreement, files with Safety 1st written objection to the proposed Merger stating that he or she intends to demand payment for his or her Shares if the Merger Agreement is approved, and (b) whose Shares are not voted in favor of the Merger Agreement, has or may have the right to demand in writing from Safety 1st, within 20 days after the date of mailing to him or her of notice in writing that the Merger has become effective, payment for his or her Shares and an appraisal of the value thereof. Safety 1st and any such stockholder shall in such cases have the rights and duties and shall follow the procedures set forth in Sections 85 to 98, inclusive, of Chapter 156B of the Massachusetts General Laws. See "Appraisal Rights" in the accompanying proxy statement and the full text of Sections 85 to 98, inclusive, of Chapter 156B of the Massachusetts General Laws, which is attached as

Appendix C to the accompanying Proxy Statement, for a description of the rights of dissenting stockholders and the procedure required to be followed to perfect such rights.


                                  BY ORDER OF THE BOARD OF DIRECTORS

                                  /s/ Susan Novins
                                  Susan Novins
                                  Clerk

June 20, 2000


           PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF THE PROXY IS MAILED WITHIN THE UNITED STATES. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.

                                SAFETY 1ST, INC.
                                   45 DAN ROAD
                           CANTON, MASSACHUSETTS 02021
                                 (781) 364-3100
                          ___________________________

                                PROXY STATEMENT
                          ___________________________

                         SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 10, 2000


                               SUMMARY TERM SHEET

         This summary highlights selected information from this document and may not contain all of the information that is important to you. For a more complete understanding of the Merger, and for a more complete description of the legal terms of the Merger, you should carefully read this Proxy Statement in its entirety, as well as the additional documents to which we refer you, including the Merger Agreement. See "Where You Can Find More Information" (page 41).

THE MERGER (PAGE 23)

- Pursuant to the Agreement and Plan of Merger, dated as of April 22, 2000 (the "Merger Agreement"), Diamond Acquisition Subsidiary Inc. (the "Purchaser"), a wholly owned subsidiary of Dorel Industries Inc. ("Dorel"), will be merged with and into Safety 1st, Inc., a Massachusetts corporation ("Safety 1st") with Safety 1st being the Surviving Corporation (the "Merger"). As a result of the Merger, Safety 1st will become a wholly owned subsidiary of Dorel and each share of Safety 1st common stock, par value $0.01 per share (each a "Share" and collectively, the "Shares"), then outstanding, other than Shares held by the Purchaser and dissenting stockholders who perfect their appraisal rights, will, by virtue of the Merger and without any further action on the part of the holder thereof, be converted automatically into the right to receive $13.875 in cash, without interest.

- After the completion of the Merger, holders of Shares will have no continuing equity interest in, and will not share in future earnings, dividends or growth, if any, of the Surviving Corporation.

PARTIES TO THE MERGER (PAGE 38)

- Safety 1st, Inc. Safety 1st, a Massachusetts corporation, is a leading developer, marketer and distributor of juvenile products offering a line of safety products ranging from items such as outlet plugs and drawer and cabinet locks, to safety gates, bed rails and balcony guards. The principal executive offices of Safety 1st are located at 45 Dan Road, Canton, Massachusetts 02021 and the telephone number of such offices is (781) 364-3100.

- Diamond Acquisition Subsidiary Inc. The Purchaser is a newly incorporated Massachusetts corporation organized in connection with Dorel's acquisition of Safety 1st and has not carried on any activities other than in connection with the acquisition. The principal offices of the Purchaser are located at c/o CT Corporation System, 101 Federal Street, Suite 300, Boston, MA 02110, and its telephone number is (617) 757-6401. The Purchaser is a wholly owned subsidiary of Dorel.

- Dorel Industries Inc. Dorel is a Quebec, Canada corporation. Its principal offices are located at 1255 Greene Avenue, Suite 300, Westmount, Quebec, Canada H3Z 2A4. Dorel is a vertically-integrated consumer products manufacturer and distributor specializing in three product areas: ready to assemble furniture, juvenile products and home furnishings. Dorel's products include a wide variety of ready to assemble furniture for home and office use; juvenile furniture and accessories such as infant car seats, strollers, high chairs, toddler beds and cribs; and home furnishings such as metal folding chairs, tables, bunk beds, futons and step stools, as well as a mid-market line of case goods consisting of bedroom sets, wall units and entertainment units. The common shares of Dorel are listed for trading on the Toronto Stock Exchange and Nasdaq.

RECOMMENDATION OF THE BOARD OF DIRECTORS (PAGE 12)

- After an evaluation of business, financial and market factors and consultation with its legal and financial advisors, at a meeting of Safety 1st's Board of Directors held on April 22, 2000, prior to the commencement and consummation of the tender offer for all of the outstanding Shares of Safety 1st by the Purchaser on June 6, 2000 ("the Offer"), the Board (all of whose members were unaffiliated with Dorel and the Purchaser on that date) determined that the Merger was fair to and in the best interests of Safety 1st and its stockholders, unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby and recommended that Safety 1st's stockholders approve the Merger Agreement.

OPINION OF FINANCIAL ADVISOR (PAGE 14)

- On April 22, 2000, Goldman, Sachs & Co., Safety 1st's financial advisor ("Goldman Sachs"), delivered its written opinion to the Board of Directors of Safety 1st that, as of the date of such opinion, the $13.875 per Share in cash to be received by holders of Shares in the Offer, other than Shares held by the Purchaser and dissenting stockholders who perfect their appraisal rights, and the Merger was fair from a financial point of view to such holders.

- THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS, DATED APRIL 22, 2000, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS APPENDIX B AND IS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. THE OPINION OF GOLDMAN SACHS DOES NOT CONSTITUTE A RECOMMENDATION AS TO HOW ANY HOLDER OF SHARES SHOULD VOTE WITH RESPECT TO THE MERGER. YOU SHOULD READ THE OPINION CAREFULLY IN ITS ENTIRETY.

METHOD OF ACCOUNTING (PAGE 20)

- The Merger will be accounted for under the purchase method of accounting.

THE SPECIAL MEETING (PAGE 32)

- The Special Meeting of Stockholders will be held at the offices of Goodwin, Procter & Hoar LLP, 53 State Street, Boston, MA 02109, on July 10, 2000, at 10:00 a.m., local time and any adjournments or postponements thereof (the "Special Meeting"). At the Special Meeting, stockholders will be asked to consider and vote upon a proposal to approve the Merger Agreement.

RECORD DATE AND VOTING POWER (PAGE 32)

- The Board of Directors of Safety 1st has fixed the close of business on June 9, 2000 as the record date (the "Record Date") for determining stockholders entitled to notice of and to vote at the Special Meeting. On the Record Date, Safety 1st had 9,424,573 outstanding Shares held by approximately 113 stockholders of record. Safety 1st has no other class of voting securities outstanding. Stockholders of record on the Record Date will be entitled to one vote per Share on any matter that may properly come before the Special Meeting and any adjournment or postponement thereof.

QUORUM AND VOTE REQUIRED (PAGE 32)

- Massachusetts law and Safety 1st's Articles of Organization and Bylaws require (a) the presence, in person or by duly executed proxy, of the holders of a majority of the Shares outstanding and entitled to vote to constitute a quorum and (b) the affirmative vote of the holders of a majority of the Shares outstanding and entitled to vote to approve the Merger Agreement. The Shares owned by the Purchaser represent more than two-thirds of the Shares outstanding and entitled to vote and, therefore, are sufficient to assure approval of the Merger Agreement without the vote of any other stockholder.

PROXIES, VOTING AND REVOCATION (PAGE 32)

- Shares represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not revoked, will be voted at the Special Meeting, and at any adjournments or postponements thereof, in accordance with the instructions on the proxies. IF A PROXY IS DULY EXECUTED AND SUBMITTED WITHOUT INSTRUCTIONS, THE SHARES WILL BE VOTED "FOR" APPROVAL OF THE MERGER AGREEMENT. PROXIES ARE BEING SOLICITED ON BEHALF OF SAFETY 1ST'S BOARD OF DIRECTORS.

- A proxy may be revoked by the person who executed it at or before the Special Meeting by: (a) delivering to the Clerk of Safety 1st a written notice of revocation bearing a later date than the proxy; (b) duly executing a subsequent proxy and delivering it to the Clerk; or (c) attending the Special Meeting and voting in person. Attendance at the Special Meeting will not, in and of itself, constitute revocation of a proxy.

EFFECTIVE TIME (PAGE 33)

- The Merger will become effective as of the date and time (the "Effective Time") that the Articles of Merger (the "Articles of Merger") are examined by and receive the endorsed approval of the Secretary of State of the Commonwealth of Massachusetts in accordance with the Massachusetts General Laws (the "MGL"), which is expected to occur as soon as practicable after the Special Meeting.

EXCHANGE OF CERTIFICATES (PAGE 33)

- Pursuant to the Merger Agreement, immediately prior to the Effective Time, the Purchaser will deposit with Harris Trust Company of New York (the "Paying Agent"), the amount of cash equal to the product of $13.875 and the Shares outstanding immediately prior to the Effective Time, other than Shares held by the Purchaser and dissenting stockholders who perfect their appraisal rights. Promptly after the Effective Time, the Paying Agent will send to each stockholder of record, as of immediately prior to the Effective Time, a letter of transmittal and detailed instructions specifying the procedures to be followed in surrendering certificates. SHARE CERTIFICATES SHOULD NOT BE FORWARDED TO THE PAYING AGENT UNTIL RECEIPT OF THE LETTER OF TRANSMITTAL. Upon the surrender of a Share certificate, the Paying Agent will issue to the surrendering holder $13.875 in cash, without interest (the "Merger Consideration").

CONDITIONS TO THE MERGER (PAGE 29)

- The completion of the Merger is subject to the prior approval of the Merger Agreement by the holders of a majority of the Shares outstanding and entitled to vote on the matter and certain other customary closing conditions, including:

- receipt of necessary approvals, authorizations and consents of any governmental or regulatory entity required to consummate the Merger;

- no preliminary or permanent injunction or other order, decree or ruling of, nor any statute, rule, regulation or executive order promulgated or enacted by, any governmental authority which would make the completion of the Merger illegal, or otherwise restrict, prevent or prohibit the completion of the Merger; and

- receipt of consents relating to any Material Contracts (as such term is defined in Section 5.18 of the Merger Agreement) which are required as a result of the completion of the Merger.

APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS (PAGE 35)

- Under Massachusetts law, stockholders who do not vote in favor of the Merger will be entitled to exercise appraisal rights in connection with the Merger. Stockholders desiring to exercise such appraisal rights will have the rights and duties and must follow the procedures set forth in Sections 85 through 98, inclusive, of Chapter 156B of the MGL, the full text of which is attached to this Proxy Statement as Appendix
         C. Stockholders who wish to exercise appraisal rights must carefully follow the procedures described therein and are urged to read Appendix C in its entirety.

FEDERAL INCOME TAX CONSEQUENCES (PAGE 37)

- If the Merger is consummated, the exchange of Shares by a holder, other than Shares held by the Purchaser and dissenting stockholders who perfect their appraisal rights, for the Merger Consideration will be a taxable transaction under the Internal Revenue Code of 1986, as amended (the "Code"). Because of the complexities of the tax laws, stockholders are advised to consult their own tax advisors concerning the applicable federal, state, local, foreign and other tax consequences resulting from the Merger.

REGULATORY AND OTHER APPROVALS (PAGE 37)

- There are no federal or state regulatory requirements which remain to be complied with in order to consummate the Merger (other than the filing of the Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts).

SOURCE AND AMOUNT OF FUNDS (PAGE 38)

- The total amount of funds required by the Purchaser to purchase all of the Shares tendered pursuant to the Offer was approximately $143,212,978 million. The total amount of funds necessary to consummate the Merger is estimated to be approximately $2,677,515 million. The Purchaser will obtain the necessary funds to consummate the Merger and to pay related fees and expenses from Dorel, which in turn will obtain such funds from borrowings under its new credit facility.

                                TABLE OF CONTENTS

                                                                                          PAGE
SUMMARY TERM SHEET......................................................................    1
         The Merger.....................................................................    1
         Parties to the Merger..........................................................    1
         Recommendation of the Board of Directors.......................................    2
         Opinion of Financial Advisor...................................................    2
         Method of Accounting...........................................................    2
         The Special Meeting............................................................    2
         Record Date and Voting Power...................................................    2
         Quorum and Vote Required.......................................................    3
         Proxies, Voting and Revocation.................................................    3
         Effective Time.................................................................    3
         Exchange of Certificates.......................................................    3
         Conditions to the Merger.......................................................    4
         Appraisal Rights of Dissenting Stockholders....................................    4
         Federal Income Tax Consequences................................................    4
         Regulatory and Other Approvals.................................................    4
         Source and Amount of Funds.....................................................    4

TABLE OF CONTENTS.......................................................................    5

INTRODUCTION............................................................................    7

QUESTIONS AND ANSWERS ABOUT THE MERGER..................................................    7

THE MERGER AND RELATED TRANSACTIONS.....................................................    9
         General  ......................................................................    9
         Background of the Merger.......................................................    9
         Recommendation of the Board of Directors and Reasons for the Merger............   12
         Opinion of Financial Advisor...................................................   14
         Method of Accounting...........................................................   20
         Conduct of Business Following the Merger.......................................   20
         Executive Severance Agreements.................................................   21

THE MERGER AGREEMENT....................................................................   23

THE SPECIAL MEETING.....................................................................   32
         Date, Time and Place of the Special Meeting....................................   32
         Purpose of the Special Meeting.................................................   32
         Record Date and Voting Power...................................................   32
         Quorum and Vote Required.......................................................   32
         Proxies, Voting and Revocation.................................................   32
         Solicitation of Proxies and Expenses...........................................   33
         Effective Time.................................................................   33
         Conversion of Shares Pursuant to the Merger....................................   33
         Exchange of Certificates.......................................................   33

APPRAISAL RIGHTS........................................................................   35

FEDERAL INCOME TAX CONSEQUENCES.........................................................   37


REGULATORY AND OTHER APPROVALS..........................................................   37

INFORMATION CONCERNING SAFETY 1st.......................................................   38

INFORMATION CONCERNING DIAMOND ACQUISITION
          SUBSIDIARY INC. AND DOREL.....................................................   38

SOURCE AND AMOUNT OF FUNDS..............................................................   38

SECURITY OWNERSHIP OF MANAGEMENT AND
         CERTAIN BENEFICIAL OWNERS......................................................   40

STOCKHOLDER PROPOSALS...................................................................   41

OTHER MATTERS...........................................................................   41

WHERE YOU CAN FIND MORE INFORMATION.....................................................   41

APPENDICES

         Appendix A -- Agreement and Plan of Merger

         Appendix B -- Opinion of Financial Advisor

         Appendix C -- Sections 85 to 98, inclusive, of Chapter 156B of the Massachusetts General Laws

                                  INTRODUCTION

         This Proxy Statement is being furnished to holders of Shares of Safety 1st, in connection with the solicitation of proxies by the Board of Directors of Safety 1st for use at the Special Meeting of Stockholders. The purpose of the Special Meeting is for Safety 1st's stockholders to consider and vote upon a proposal to approve the Merger Agreement by and among Safety 1st, Dorel and the Purchaser, providing for the merger of the Purchaser with and into Safety 1st, with Safety 1st being the surviving corporation (the "Surviving Corporation"). The Board of Directors has fixed the close of business on June 9, 2000 as the record date for the Special Meeting. Accordingly, only stockholders of record on such date will be entitled to notice of and to vote at the Special Meeting. This Proxy Statement is first being mailed to Safety 1st's stockholders on or about June 20, 2000.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

         Q: WHAT WILL HAPPEN IN THE MERGER?

         A: Upon completion of the Merger, the Purchaser will be merged with and into Safety 1st and stockholders, other than the Purchaser and dissenting stockholders who perfect their appraisal rights, will be entitled to receive a cash payment of $13.875 for each of their Shares.

         Q: WHY HAS THE MERGER BEEN PROPOSED?

         A: The Merger is the second step in a two-part transaction, the purpose of which is the acquisition by Dorel of the entire equity interest in Safety 1st. The first step was the Offer. Pursuant to the Offer, the Purchaser purchased 9,235,599 Shares and owns approximately 97.95% of the outstanding Shares.

         Q: WHAT VOTE IS REQUIRED TO APPROVE THE MERGER AGREEMENT?

         A: Approval of the Merger Agreement requires the affirmative vote of holders of a majority of the Shares outstanding and entitled to vote at the Special Meeting. The Purchaser owns a sufficient number of Shares to assure approval of the Merger Agreement and intends to vote all of its Shares in favor of the Merger Agreement. As a result, no other stockholder will need to vote "For" the proposal for the Merger Agreement to be approved. Nevertheless, we urge you to complete the enclosed proxy card to assure the representation of your Shares at the Special Meeting.

         Q: WHAT WILL I RECEIVE IN THE MERGER?

         A: As a stockholder of Safety 1st, you will be entitled to receive $13.875 in cash, without interest, for each Share that you own. For example, if you own 100 Shares, upon completion of the Merger, you will receive $1,387.50 in cash.

         Q: WHEN CAN I EXPECT TO RECEIVE THE MERGER CONSIDERATION FOR MY SHARES?

         A: Promptly after the Merger is completed, you will receive detailed instructions regarding the surrender of your Share certificates. You should not send your Share certificates to Safety 1st or anyone else until you receive these instructions. Dorel will send payment of the Merger Consideration to you as promptly as practicable following receipt of your Share certificates and other required documents.

         Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

         A: We expect the Merger to be consummated promptly following the Special Meeting, although it is possible that delays could require the Merger to be completed at a later time.

         Q: WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?

         A: Your receipt of the Merger Consideration will be a taxable transaction for U.S. federal income tax purposes. To review the tax consequences in greater detail, see the section entitled "Federal Income Tax Consequences" on page 37. Your tax consequences will depend on your personal situation. You should consult your tax advisors for a full understanding of the tax consequences of the Merger to you.

         Q: WHAT DO I NEED TO DO NOW?

         A: After carefully reading and considering the information contained in this Proxy Statement, please vote your shares as soon as possible by filling out, signing and returning the enclosed proxy card. Your voting materials include detailed information on how to vote.

         Q: HOW DO I VOTE?

         A: Just indicate on your proxy card how you want to vote, and sign and mail it in the enclosed envelope as soon as possible, so that your Shares will be represented at the Special Meeting. You may attend the Special Meeting if you wish and vote your Shares in person, rather than voting by proxy. In addition, you may withdraw your proxy at any time until the day of the Special Meeting and either change your vote or decide to attend the Special Meeting and vote in person.

         Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

         A: Your broker will vote your Shares only if you provide instructions on how to vote. You should instruct your broker how to vote your Shares, following the directions your broker provides. If you do not provide instructions to your broker, your Shares will be counted as votes "Against" the proposal to approve the Merger Agreement.

         Q: WILL I HAVE APPRAISAL RIGHTS AS A RESULT OF THE MERGER?

         A: Yes. If you wish to exercise your appraisal rights, you must strictly follow the procedures set forth in Sections 85 to 98 of Chapter 156B of the Massachusetts General Laws, which are attached as Appendix C to this Proxy Statement. You should also carefully read the section entitled "Appraisal Rights."

                       WHO CAN HELP ANSWER YOUR QUESTIONS

         If you would like additional copies of this document, or if you would like to ask any additional questions about the Merger, you should contact:

                                SAFETY 1st, INC.
                                45 Dan Road
                                Canton, Massachusetts 02021
                                (781) 364-3100
                                Attention: Susan Novins, Clerk

                       THE MERGER AND RELATED TRANSACTIONS

GENERAL

         The Merger Agreement provides for the merger of the Purchaser with and into Safety 1st, with Safety 1st being the Surviving Corporation. As a result of the Merger, Safety 1st will become a wholly owned subsidiary of Dorel. The Merger Agreement provides that as promptly as practicable after the satisfaction of the conditions to the Merger, the Merger will be consummated when the Articles of Merger have been filed with, and have been examined by and receive the endorsed approval of, the Secretary of State of the Commonwealth of Massachusetts. It is currently anticipated that the filing of the Articles of Merger will occur as promptly as practicable following the Special Meeting.

         As of the Effective Time, holders of Shares will have no further ownership interest in the Surviving Corporation and, therefore, will not have the opportunity to share in its future earnings, dividends or growth, if any. In connection with the Merger, the holders of Shares issued and outstanding immediately prior to the Effective Time, other than Shares held by the Purchaser and dissenting stockholders who perfect their appraisal rights, will be entitled to receive $13.875 in cash per Share, without interest. The Merger Consideration is the same consideration per Share that was paid to stockholders who tendered their Shares pursuant to the Offer.

BACKGROUND OF THE MERGER

         During the summer of 1998, Safety 1st initiated a process with Goldman Sachs to explore opportunities to enhance shareholder value through the possible sale of Safety 1st in a limited auction process. At that time, a number of parties expressed interest in acquiring Safety 1st and discussions were held with, among others, Bidder A, the corporate parent of a leading industry competitor, and Bidder B, a buyout firm. During the first quarter of 1999, the Board of Directors terminated these discussions after determining that the discussions were not likely to yield a price that adequately reflected the long-term value of Safety 1st.

         On October 23, 1999, the President of Bidder A's subsidiary contacted Michael Lerner, Chairman and Chief Executive Officer of Safety 1st and expressed interest in renewing discussions regarding a strategic combination of the two companies. As a result of that conversation, senior executives of Bidder A met with Michael Lerner and Richard Wenz, President and Chief Operating Officer of Safety 1st on November 2, 1999. During this meeting, the participants discussed the status of Safety 1st's overall business as well as recent business developments. Following the discussion, the parties agreed to consider further the possibility of a business combination and to contact each other again if they were interested in pursuing such a transaction. On November 18, 1999, during a regularly scheduled meeting of the Board of Directors, as part of a general discussion about Safety 1st's stock price and business prospects, Michael Lerner briefed the Board concerning the meeting with Bidder A and the potential for renewed interest in a strategic transaction.

         In a telephone conversation with Michael Lerner on December 21, 1999, the President of Bidder A's subsidiary reemphasized Bidder A's interest in continuing discussions concerning a potential business combination between the two companies. In the same conversation, he also indicated that Bidder A's initial indication of a proposed value of Safety 1st would be provided by mid-January 2000. Following this conversation, Safety 1st informed Goldman Sachs of Bidder A's renewed interest and Goldman Sachs became actively involved in advising Safety 1st concerning this renewed interest in a strategic transaction. During the week of January 10, 2000, Bidder B indicated to Michael Lerner and Richard Wenz that it was interested in renewing discussions concerning pursuing a strategic transaction with Safety 1st and developing a formal proposal to acquire Safety 1st at a price of approximately $10 per share in a leveraged recapitalization transaction that would include a management rollover of equity.

         On January 20, 2000, the Board of Directors met telephonically to receive an update from Michael Lerner regarding Safety 1st and its strategic alternatives, including the potential sale of Safety 1st to Bidder A or Bidder B.

         On January 21, 2000, Bidder A provided to Safety 1st a request for selected information for due diligence purposes. On February 3, 2000, senior management of Safety 1st and Goldman Sachs had a conference call with the members of Bidder A's acquisition team and their investment banker to discuss various matters relating to the due diligence information request and the proposed due diligence process.

         Also on February 3, 2000, Michael Lerner received an unsolicited telephone call from Jeff Segel, Vice President of Sales and Marketing of Dorel, another industry competitor, expressing interest in exploring a strategic combination between Safety 1st and Dorel. Michael Lerner agreed to meet with members of Dorel's senior management on February 5, 2000 to discuss a possible business combination.

         On February 4, 2000, Michael Lerner received a call from Bidder B emphasizing its high level of interest in acquiring Safety 1st and its desire to visit Safety 1st to conduct due diligence as soon as possible. Later that same day, the Board of Directors met telephonically to discuss the status of negotiations. During the meeting, the Board was updated on the status of his discussions with Bidder A, Bidder B and Dorel.

         On February 5, 2000, Michael Lerner met with Jeff Segel, Martin Schwartz, President and Chief Executive Officer of Dorel and Alan Schwartz, Vice President of Operations of Dorel. The parties discussed in general terms Safety 1st's business operations and prospects and possible synergies and strategic benefits from a business combination. Following the meeting, Dorel informed Michael Lerner that its preliminary indication of value for Safety 1st was approximately $11-12 per share. On February 17, 2000, Dorel executed a confidentiality agreement with Safety 1st and, on February 22, 2000, submitted a due diligence request for information to Safety 1st.

         On February 14, 2000, Safety 1st received a due diligence request for information from Bidder B. Upon receipt of a signed confidentiality agreement from Bidder B, Safety 1st made due diligence information available to Bidder B. On February 24, 2000, Bidder A provided Safety 1st and Goldman Sachs with a letter of interest proposing an acquisition of Safety 1st for a price of $11-13 per share in cash.

         At a telephonic Board meeting on February 29, 2000, Michael Lerner updated the Board of Directors on the status of discussions involving the potential acquisition of Safety 1st. On March 1, 2000, Safety 1st received a revised due diligence information request from Bidder A and Bidder A executed a confidentiality agreement. On March 2-3, 2000, the acquisition team from Bidder A visited a "data room," which had been established, and conducted their due diligence.

         On March 6, 2000, Safety 1st received a proposal from Bidder B offering $11 per share and contemplating a management retaining a portion of its equity.

         On March 7, 2000, the senior management of Dorel visited Safety 1st's offices and attended a management presentation by Michael Lerner and Richard Wenz. Subsequently, during the weeks of March 7 and March 14, representatives from Dorel and their acquisition team visited Safety 1st's "data room" and performed additional due diligence.

         During a telephonic meeting on March 8, 2000, Michael Lerner updated the Board with respect to the status of ongoing due diligence by the interested parties. At this meeting, the Board agreed to meet via telephone once a week while discussions of a possible acquisition were actively continuing. At this stage, the Board believed that discussions should continue in the context of negotiations over definitive documentation and, in connection with these negotiations, on March 8, 2000, Safety 1st's counsel, Goodwin, Procter & Hoar LLP distributed a draft Merger Agreement to each of Bidder A and Dorel.

         Following consultation with Goldman Sachs, Michael Lerner met with the senior management of Dorel in Montreal on March 14, 2000 to discuss the possible synergies and opportunities that could result from a combination of Safety 1st and Dorel. On a March 15, 2000 conference call, the Board was updated on the status of discussions with Dorel.

         On March 20, 2000, after consultation with Goldman Sachs, Michael Lerner discussed with Bidder B the proposed terms of their offer to acquire Safety 1st. Given that $11 per share appeared to be the upper limit of the range that Bidder B could offer and that the proposal would require that management retain their equity in connection with the transaction, the parties agreed to terminate discussions at this time.

         During a telephonic meeting on March 22, 2000, Michael Lerner updated the Board on the ongoing due diligence activities of both Bidder A and Dorel and Safety 1st's response to Bidder B's offer. On March 28, 2000, senior management of Bidder A and its subsidiary visited Safety 1st's offices and listened to a presentation by senior management concerning Safety 1st.

         At a telephone meeting on March 29, 2000, Michael Lerner updated the Board concerning the ongoing process of due diligence and contract negotiations between Safety 1st and each of Bidder A and Dorel. On April 3, 2000, the Board of Directors again met to discuss the status of ongoing discussions and negotiations with the three interested parties. At this meeting, Goldman Sachs presented an analysis of the financial terms of the three proposals that had been received or were contemplated. Goodwin, Procter & Hoar LLP reviewed the status of contract negotiations with each of Bidder A and Dorel. Following these presentations, the Board discussed the appropriate strategy for continued discussions with the interested parties.

         A senior executive of Bidder A telephoned Michael Lerner on April 4, 2000 to make a verbal cash offer of $11.75 per share for the acquisition of Safety 1st. Subsequently, Safety 1st and its counsel engaged in contract negotiations with Bidder A and its counsel that focused on, among other things, the scope of the representations, warranties and covenants contained in the Merger Agreement, the conditions under which the acquiring party would be obligated to close the tender offer, the obligations of the parties with respect to obtaining antitrust approval, the ability of Safety 1st to terminate the Merger Agreement and to enter into an agreement with a party who made a superior proposal and the amount of the termination fee to be paid to Bidder A in such circumstances.

         On April 10, 2000, the President of Dorel called Michael Lerner to make a verbal cash offer of $13 per share for the acquisition of Safety 1st. In the subsequent week, Safety 1st and its counsel negotiated with Dorel and its counsel a variety of points raised by Dorel in its response. These discussions focused on, among other things, the conditions under which Dorel would be obligated to close the tender offer, the amount of the termination fee to be paid to Dorel if Safety 1st terminated the Merger Agreement in order to enter into an agreement with a party who made a superior proposal, and issues relating to Dorel's financing arrangement for the transaction.

         On April 11, 2000, Safety 1st's counsel distributed a revised draft of the Merger Agreement to Dorel and, on April 12, 2000, Safety 1st's counsel distributed a revised draft of the Merger Agreement to Bidder A. Later on April 12, 2000, the Board held a telephonic meeting and Safety 1st's legal and financial advisors updated the Board on negotiations with both Bidder A and Dorel.

         During the week of April 13, 2000, a senior executive of Bidder A called Michael Lerner to inform him that they were contemplating increasing their offer to the mid $12 range.

         On April 13, 2000, Dorel provided Safety 1st with a draft of its financing commitment letter. On April 14, 2000, Safety 1st and Goldman Sachs conveyed to Dorel their comments on the draft of the commitment letter. On April 18, 2000, Dorel provided Safety 1st with the final version of the financing commitment letter. Later the same day, Safety 1st's counsel distributed a revised draft of the Merger Agreement to Dorel.

         On April 19, 2000, after reviewing the status of both offers with Goldman Sachs, Michael Lerner telephoned the Chief Financial Officer of Bidder A and explained that their offer price was lower than another interested party and that more substantial contract points remained unresolved than remained with the other interested party. In response, the Chief Financial Officer of Bidder A suggested that a face-to-face meeting might expedite resolution of the outstanding contract issues. On the next day, April 20, 2000, members of the Bidder A management team and their outside counsel met with Michael Lerner and Richard Wenz, Safety 1st's counsel and a representative of Goldman Sachs. While the parties made substantial progress in resolving outstanding contract issues, significant points remained outstanding at the end of the meeting, including the parties' obligations with respect to obtaining antitrust approval, the ability of Safety 1st to terminate the merger agreement and to enter into an agreement with a party who made a superior proposal and the amount of the termination fee. Bidder A indicated that they were contemplating raising their offer price and would inform Safety 1st the next day if they decided to do so.

         On April 21, 2000, the Board of Directors met telephonically to discuss the status of negotiations with the interested parties. Michael Lerner informed the Board that, at Safety 1st's direction, Goldman Sachs instructed both Bidder A and Dorel to have their final bids and contracts submitted by 5:00 p.m. on Friday, April 21, 2000. Bidder A responded by increasing its bid to $13.00 per share and Dorel increased its bid to $13.875 per share. Following the receipt of the bids and contracts, additional discussions were held with both parties to evaluate the specifics of their bids.

         A Board meeting was held on Saturday April 22, 2000 to review the final bids. During the meeting, Goldman Sachs presented to the Board an analysis of the financial terms of the final offers of Dorel and Bidder A and commented on the price and structure of the two proposals. After extensive discussions among the Board members and Safety 1st's advisors, the Board concluded that Dorel's final bid of $13.875 per share represented a superior price to Bidder A's proposed price of $13.00 per share and the Merger Agreement negotiated with Dorel contained more favorable terms than the one negotiated with Bidder A, particularly with respect to the parties' obligations to obtain antitrust approval. Goldman Sachs then delivered its oral opinion to the effect that the consideration to be received from Dorel by Safety 1st's stockholders in the Offer and the Merger was fair from a financial point of view to Safety 1st's stockholders. Safety 1st's Board of Directors then determined that the Offer and the Merger were fair to and in the best interest of Safety 1st and its stockholders, unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby, and recommended that all holders of shares tender their Shares pursuant to the Offer. Subsequently, Dorel and Safety 1st executed the Merger Agreement and publicly announced the transaction.

         Immediately following consummation of the Offer, Dorel exercised its right under the Merger Agreement to designate that number of directors of Safety 1st's Board of Directors that would cause the percentage of Safety 1st's directors designated by Dorel to equal the percentage of outstanding Shares held by Dorel. Accordingly, the following individuals resigned from Safety 1st's Board of Directors: Michael Lerner, Michael Bernstein, Frank Haydu and Mark Owens. Effective June 6, 2000 the Board of Directors of Safety 1st was reduced to 5 directors, and 3 designees of Dorel, Martin Schwartz, Jeffrey Schwartz and Frank Rana, were appointed to fill the vacancies on the Board. Until the consummation of the Merger, Safety 1st will have 2 directors, John Howard and Joseph Wood, who were directors of Safety 1st as of the date of the Merger Agreement. See "Merger Agreement-Board Representation."

RECOMMENDATION OF THE BOARD OF DIRECTORS AND REASONS FOR THE MERGER

         At a meeting of Safety 1st's Board of Directors held on April 22, 2000, prior to the commencement and consummation of the Offer, the Board (all of whose members were unaffiliated with Dorel and the

Purchaser on that date) determined that the Merger was fair to and in the best interests of Safety 1st and its stockholders, unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby and recommended that Safety 1st's stockholders tender their Shares pursuant to the Offer and approve the Merger Agreement.

         In reaching its determination regarding the transactions contemplated by the Merger Agreement, Safety 1st's Board of Directors considered a number of factors, including, without limitation, the following:

                  (i) The fact that the $13.875 per Share price to be paid in the Offer and the Merger represents:

                         (A) a premium of 9.9% over $12.63, the closing price of the Shares on NASDAQ on April 20, 2000,

                         (B) a premium of 19.3% over $11.63, the ten day trading average of the Shares as of April 20, 2000,

                         (C) a premium of 20.9% over $11.48, the 20 day trading average of the Shares as of April 20, 2000,

                         (D) a premium of 20.9% over $11.48, the one month trading average of the Shares as of April 20, 2000,

                         (E) a premium of 28.1% over $10.83, the two month trading average of the Shares as of April 20, 2000,

                         (F) a premium of 41.6% over $9.80, the three month trading average of the Shares as of April 20, 2000,

                         (G) a premium of 63.4% over $8.49, the six month trading average of the Shares as of April 20, 2000, and,

                         (H) a premium of 88.0% over $7.38, the one year trading average of the Shares as of April 20, 2000.

                  (ii) Safety 1st's business, financial condition, results of operations, strategic objectives, competitive position and prospects.

                  (iii) Safety 1st's historical financial information and projected financial results, including management's most recent projections.

                  (iv) A financial analysis of the valuation of Safety 1st under various methodologies, including a discounted cash flow analysis, a leveraged buy out analysis, and pro forma merger analysis.

                  (v) The opinion of Goldman Sachs, delivered to Safety 1st's Board of Directors on April 22, 2000, that as of such date, and based upon and subject to various considerations set forth therein, the consideration to be received by Safety 1st's stockholders in the Offer and the Merger was fair from a financial point of view to such stockholders.

                  (vi) The results of the discussions with other bidders regarding a possible acquisition, leveraged recapitalization, leveraged buyout, or similar transaction with Safety 1st.

                  (vii) The limited ability of Dorel to terminate the Offer or the Merger.

                  (viii) The terms and conditions of the Merger Agreement, including the "all cash" nature of the transaction and the facts that (A) the Offer and the Merger are not subject to a financing condition, (B) Dorel and the Purchaser have agreed that Shares not purchased in the Offer will receive pursuant to the Merger the same form and amount of consideration as the Shares purchased in the Offer, and (C) Safety 1st, under certain circumstances and subject to certain conditions (including the payment of a Liquidated Amount) may terminate the Merger Agreement in order to execute an agreement with a third party providing for the acquisition of Safety 1st on terms more favorable to Safety 1st's stockholders than the Offer and the Merger.

         The foregoing discussion of information and factors considered and given weight by the Board of Directors is not intended to be exhaustive, but is believed to include all of the material factors, both positive and negative, considered by the Board of Directors in connection with its approval of the Merger Agreement. In view of the variety of factors considered in connection with its evaluation of the Offer and the Merger, the Board of Directors did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendations. In addition, individual members of the Board of Directors may have given different weights to different factors.

         In analyzing the Offer and the Merger, Safety 1st's management and Board of Directors were assisted and advised by representatives of Goldman Sachs and Safety 1st's counsel, who reviewed various financial, legal and other considerations in addition to the terms of the Merger Agreement. The full text of the written opinion of Goldman Sachs, setting forth the procedures followed, the matters considered, the scope of the review undertaken and the assumptions made by Goldman Sachs in arriving at its opinion, is attached hereto as Appendix B and is incorporated herein by reference. Stockholders are urged to, and should, read such opinion carefully and in its entirety. The opinion was provided for the information and assistance of Safety 1st's Board of Directors in connection with its consideration of the Offer and the Merger. Such opinion addresses only the fairness from a financial point of view of the consideration to be received by the stockholders of Safety 1st in the Offer and the Merger and does not constitute a recommendation to any stockholder as to whether to tender shares in the Offer or to vote in favor of the Merger.

THE BOARD OF DIRECTORS OF SAFETY 1ST BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF THE STOCKHOLDERS OF SAFETY 1ST AND RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT.

OPINION OF FINANCIAL ADVISOR

         On April 22, 2000, Goldman Sachs delivered its written opinion to the Safety 1st Board of Directors that, as of such date, the $13.875 per Share in cash to be received by the holders of Shares, other than Shares held by the Purchaser and dissenting stockholders who perfect their appraisal rights, in the Offer and the Merger was fair from a financial point of view to the holders.

                  THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS, DATED APRIL 22, 2000, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS APPENDIX B AND IS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. YOU SHOULD READ THE OPINION IN ITS ENTIRETY.

                  In connection with its opinion, Goldman Sachs reviewed, among other things,

                  -        the Merger Agreement;

                  - annual reports to stockholders and annual reports on Form 10-K of Safety 1st for the five fiscal years ended January 1, 2000;

                  - interim reports to stockholders and quarterly reports on Form 10-Q of Safety 1st;

                  - other communications from Safety 1st to its stockholders; and

                  - certain internal financial analyses and forecasts for Safety 1st prepared by its management.

                  Goldman Sachs also held discussions with members of the senior management of Safety 1st regarding its past and current business operations, financial condition and future prospects. In addition, Goldman Sachs:

                  - reviewed the reported price and trading activity for Safety 1st common stock;

                  - compared certain financial and stock market information for Safety 1st with similar information for certain other companies the securities of which are publicly traded;

                  - reviewed the financial terms of certain recent business combinations in the juvenile products industry specifically and in other industries generally; and

                  - performed such other studies and analyses as Goldman Sachs considered appropriate.

                  Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Safety 1st or any of its subsidiaries and was not furnished with any such evaluation or appraisal.

                  The opinion of Goldman Sachs does not address the relative merits of the transaction contemplated pursuant to the Merger Agreement as compared to any alternative business transaction that might be available to Safety 1st. Their advisory services and the opinion expressed by Goldman Sachs are provided for the information and assistance of the Board of Directors of Safety 1st in connection with its consideration of the transaction contemplated by the Merger Agreement, and such opinion does not constitute a recommendation as to whether or not any holder of Shares should tender such Shares in connection with such transaction or, if applicable, how any holder of Shares should vote with respect to such transaction.

                  The following is a summary of the material financial analyses used by Goldman Sachs in connection with providing its opinion to the Safety 1st Board of Directors on April 22, 2000.

                  THE FOLLOWING SUMMARIES OF FINANCIAL ANALYSES INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. YOU SHOULD READ THESE TABLES TOGETHER WITH THE TEXT OF EACH SUMMARY.

                  (1) Historical Stock Trading Analysis. Goldman Sachs calculated the premium being paid to the holders of Shares in the Offer and the Merger relative to the closing price of the Shares on April 20, 2000 and relative to the average closing price for the Shares over selected historical periods ending on April 20, 2000 as follows:


Recent Prices                                                      Premium
-------------                                                      -------
Market Price as of April 20, 2000                                    9.9%
10 Day Average ending April 20, 2000                                19.3%
20 Day Average ending April 20, 2000                                20.9%
1 Month Average ending April 20, 2000                               20.9%
2 Month Average ending April 20, 2000                               28.1%
3 Month Average ending April 20, 2000                               41.6%
6 Month Average ending April 20, 2000                               63.4%
One Year Average ending April 20, 2000                              88.0%


                  (2) Comparison of Selected Public Companies. Goldman Sachs reviewed and compared selected financial information, ratios and public market multiples for Safety 1st to corresponding financial information, ratios and public market multiples for the following four publicly traded juvenile products and toy companies:

                  -       The First Years Inc.;

                  -       Hasbro, Inc.;

                  -       Huffy Corp.; and

                  -       Mattel, Inc.

                  The selected companies were chosen because they are publicly traded companies that, for purposes of this analysis, may be considered similar to Safety 1st. Goldman Sachs calculated and compared various financial multiples and ratios. The multiples and ratios were calculated using the closing price for the Shares and each of the selected companies on April 20, 2000 and were based on the most recent publicly available information. Goldman Sachs' analyses of the selected companies compared the following to the results for Safety 1st:

                  - closing share price on April 20, 2000 as a percentage of 52-week high closing share price;

                  - enterprise value, which is the market value of common equity plus debt less cash, as a multiple of latest 12 months sales;

                  - enterprise value as a multiple of latest 12 months earnings before interest, taxes, depreciation and amortization, or EBITDA; and

                  - enterprise value as a multiple of latest 12 months earnings before interest and taxes, or EBIT.

                  The results of these analyses are summarized as follows:

                                               Selected Publicly Traded
                                            Juvenile Products/Toy Companies
                                        ---------------------------------------------
        Percentage/Multiple                Range             Median            Mean        Safety 1st
        -------------------             -----------         --------         -------       ----------
April 20, 2000 share price                  28%-54%             41%             41%             97%
as a percentage of 52-week
high closing share price

Enterprise value to latest 12           0.16x-1.43x           0.76x           0.78x           1.10x
months sales

Enterprise value to latest               3.6x-10.3x            6.0x            6.5x            7.9x
12 months EBITDA

Enterprise value to latest 12            4.1x-17.7x           12.1x           11.5x           11.4x
months EBIT


                  Goldman Sachs also compared the selected companies' closing stock prices on April 20, 2000 as a multiple of their respective estimated calendar years 2000 and 2001 earnings to similar multiples for Safety 1st. The estimates for Safety 1st and the selected companies were obtained from Institutional Brokers Estimate System, or IBES. The results of these analyses are summarized as follows:

                                                  Selected Publicly Traded
                                              Juvenile Products/Toy Companies
                                        -------------------------------------------
               Multiple                    Range             Median            Mean        Safety 1st
        -------------------             -----------         --------         -------       ----------
Price to IBES estimated                 7.2x-16.5x             9.6x           10.6x          14.9x
earnings for calendar year
2000

Price to IBES estimated                 9.2x-12.0x            10.7x           10.6x          11.2x
earnings for calendar year
2001


                  Goldman Sachs also compared the following for the selected companies to the results for Safety 1st:

                  - estimated five-year compound annual growth rates of earnings per share, or EPS, as estimated by IBES; and

                  - the ratio of their respective stock prices as a multiple of their respective estimated calendar year 2001 earnings to their respective estimated five-year compound annual growth rates of EPS.

                  The results of these analyses are summarized as follows:

                                                Selected Publicly Traded
                                             Juvenile Products/Toy Companies
                                        --------------------------------------------
             Multiple                      Range             Median            Mean        Safety 1st
        -------------------             -----------         --------         -------       ----------
IBES estimated 5-year EPS                14.0%-15.0%          14.0%           14.3%           25.0%
compound annual growth
rate
Price to IBES estimated                    0.7x-0.8x           0.7x            0.7x            0.4x
calendar year 2001
earnings to 5-year growth
rate


                  (3) Selected Transactions Analysis. Goldman Sachs analyzed certain information relating to 12 selected transactions in the juvenile products and toy industries since 1993, including:

                  - Leveraged consideration as a multiple of target's latest 12 months sales;

                  - Leveraged consideration as a multiple of target's latest 12 months EBITDA; and

                  - Leveraged consideration as a multiple of target's latest 12 months EBIT.


                  The results of these analyses are summarized below:


                                             Selected Transactions in the
                                            Juvenile Products/Toy Industry
                                        -------------------------------------------
   Latest 12-Month Multiple                Range             Median            Mean        Safety 1st
   ------------------------             -----------         --------         -------       ----------
Sales                                     0.7x-1.7x            1.3x            1.3x          1.18x
EBITDA                                   6.5x-11.0x            9.3x            9.0x           8.5x
EBIT                                    11.1x-18.7x           13.3x           14.1x          12.3x


                  In addition, Goldman Sachs analyzed certain information relating to 53 selected transactions in the household products industry from 1990-1999, including:

                  - Leveraged consideration as a multiple of target's latest 12 months sales;

                  - Leveraged consideration as a multiple of target's latest 12 months EBITDA; and

                  - Leveraged consideration as a multiple of target's latest 12 months EBIT.

                  The results of these analyses are summarized below in two tables. The first table relates to all selected transactions from 1990-1999, and the second table relates to only selected transactions from 1997-1999:

                                             Selected Transactions in the
                                           Household Products Industry 1990-1999
                                        -------------------------------------------
                                                                                          Dorel/Safety 1st
   Latest 12-Month Multiple                Range             Median            Mean        Transaction
   ------------------------             -----------         --------         -------       ----------
Sales                                    0.4x-4.1x             1.2x              1.4x         1.18x
EBITDA                                  4.7x-17.5x             9.8x             10.0x          8.5x
EBIT                                    4.3x-26.6x            14.0x             14.7x         12.3x


                                             Selected Transactions in the
                                           Household Products Industry 1997-1999
                                        -------------------------------------------
                                                                                          Dorel/Safety 1st
   Latest 12-Month Multiple                Range             Median            Mean         Transaction
   ------------------------             -----------         --------         -------       ----------
Sales                                     0.6x-3.2x            1.2x              1.5x        1.18x
EBITDA                                   5.7x-17.5x            9.6x             11.3x         8.5x
EBIT                                     4.3x-25.8x           13.7x             13.4x        12.3x


                  (4) Discounted Cash Flow Analysis. Using a discounted cash flow ("DCF") analysis, Goldman Sachs calculated the present value of the estimated unlevered free cash flows of Safety 1st for calendar years 2000-2004, as prepared by the management of Safety 1st. Goldman Sachs determined certain equity value reference ranges for Safety 1st based upon the sum of (i) the discounted value (using various discount rates ranging from 11.0% to 15.0%) of the estimated unlevered free cash flows of Safety 1st, plus (ii) the discounted value (using various discount rates from 11.0% to 15.0%) of the product of (a) estimated EBITDA for Safety 1st for calendar year 2004 and (b) various terminal value multiples (ranging from 4.0x to 8.0x), less (iii) total debt net of cash. This analysis resulted in an equity value reference range per share of Safety 1st common stock of $5.42 to $14.23.

                  (5) Merger Analysis. Goldman Sachs prepared analyses of the financial impact of the Merger using estimates for Safety 1st provided by the management of Safety 1st and estimates for Dorel provided by IBES. These analyses assumed no synergies in connection with the transaction. For the fiscal years 2000 and 2001, Goldman Sachs compared the estimated earnings per share of Dorel common stock on a standalone basis to the estimated earnings per share of the common stock of Dorel after acquiring Safety 1st. Based on such analysis, the Merger would be dilutive to the holders of Dorel's common stock in both fiscal years 2000 and 2001.

                  The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Safety 1st or the contemplated transactions.

                  The analyses were prepared solely for purposes of providing an opinion to the Safety 1st Board of Directors as to the fairness from a financial point of view of the $13.875 per share in cash entitled to be received by the holders of Shares, other than Shares held by the Purchaser and dissenting stockholders who perfect their appraisal rights, in the Offer and the Merger. The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Safety 1st, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

                  As described above, Goldman Sachs' opinion to the Safety 1st Board of Directors was one of many factors taken into consideration by the Safety 1st Board of Directors in making its determination to approve the Offer and the Merger. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs.

                  Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

                  Goldman Sachs is familiar with Safety 1st having provided certain investment banking services to Safety 1st from time to time, including having acted as its agent in connection with securing a credit facility for Safety 1st in January 1997, and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Merger Agreement. Goldman Sachs has also provided certain investment banking services to Dorel from time to time, including having acted as the lead underwriter of a public offering of the Class B Subordinated Voting Shares of Dorel in April 1998, and may provide investment banking services to Dorel and its subsidiaries in the future. Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of Safety 1st or Dorel for its own account and for the accounts of customers.

                  Pursuant to a letter agreement dated March 31, 2000, Safety 1st engaged Goldman Sachs to act as its financial advisor in connection with the possible sale of all or a portion of Safety 1st. Pursuant to the terms of the letter agreement, upon the consummation of the Offer, Goldman Sachs became entitled to receive a fee of $3,075,446 from Safety 1st in connection with the Offer and the Merger. Safety 1st also has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

METHOD OF ACCOUNTING

         The Merger will be accounted for under the purchase method of accounting.

CONDUCT OF BUSINESS FOLLOWING THE MERGER

         Following completion of the Merger, Safety 1st will be a wholly owned subsidiary of Dorel. To Safety 1st's knowledge, Dorel has no definitive plans to make material changes in the business or operations of Safety 1st and intends to continue to operate Safety 1st under the name "Safety 1st,

Inc." Based on its review of the operations of Safety 1st following the Merger, however, Dorel may make changes to Safety 1st's assets, capitalization, organizational structure and management.

EXECUTIVE SEVERANCE AGREEMENTS

         Safety 1st has entered into executive severance agreements with the following executives of Safety 1st: Michael Lerner, Richard Wenz, Joseph Driscoll, Denis Horton, Stephen Orleans, Ronald Cardone, Paul Ware, Jason Macari, Jeffery Hale, Brian Sundberg and Michael Goldberg. Michael Lerner and Richard Wenz's severance agreements provide that in the event of the qualifying termination (as defined in the agreement) of the executive's employment within twelve months following a change in control (as defined in the agreement) of Safety 1st, the executive is entitled to a payment equal to two times: the sum of (A) the executive's base salary immediately prior to the termination (or immediately prior to the change in control, if higher) and (B) the executive's most recent bonus paid prior to the change in control, payable in one lump-sum payment no later than 31 days following the date of termination. All other severance agreements provide that in the event of the qualifying termination (as defined in the agreement) of the executive's employment within twelve months following a change in control (as defined in the agreement) of Safety 1st, the executive is entitled to a payment equal to one-half of: the sum of (A) the executive's base salary immediately prior to the termination (or immediately prior to the change in control, if higher) and (B) the executive's most recent bonus paid prior to the change in control, payable in one lump-sum payment no later than 31 days following the date of termination. Each severance agreement also provides that in the event of the qualifying termination (as defined in the agreement) of the executive's employment within twelve months following a change in control (as defined in the agreement) of Safety 1st, the executive is entitled to the following severance benefits: (i) continuation of medical, dental, long-term disability, life and any other insurance coverages for up to 18 months following termination, (ii) continuation of COBRA benefits following the end of the 18 month period referred to in (i) above, and (iii) all reasonable legal and arbitration fees and expenses incurred by the executive in obtaining or enforcing any right or benefit provided by the severance agreement, except in cases involving frivolous or bad faith litigation. The severance agreements also provide that in the event the receipt of the severance payments causes the executive to become subject to the 20% excise tax imposed by Section 4999 of the Internal Revenue Code, the severance payments will be increased such that the net amount retained by the executive, after deduction of any excise tax on the severance payments, any federal, state and local income tax, employment tax and any interest and/or penalties assessed with respect to such excise tax, shall be equal to the severance payments. The consummation of the transactions contemplated by the Merger Agreement will constitute a change in control under each executive's severance agreement.

         The following events, among others, are deemed "Qualifying Terminations" under each severance agreement that would entitle the executive to receive severance benefits: (i) an adverse change, not consented to by the executive, in the nature or scope of the executive's responsibilities, authorities, powers, functions or duties from the responsibilities, authorities, powers, functions or duties exercised by the executive immediately prior to change of control; (ii) a reduction in the executive's annual base salary as in effect on the date of the severance agreement or as the same may be increased from time to time; (iii) the relocation of Safety 1st's offices at which the executive is principally employed immediately prior to the date of a change in control to any other location, or the requirement by Safety 1st for the executive to be based anywhere other than the current offices, except for required travel on Safety 1st's business to an extent substantially consistent with the executive's business travel obligations immediately prior to the change in control; (iv) the failure by Safety 1st to pay the executive any portion of his compensation or to pay to the executive any portion of an installment of deferred compensation under any deferred compensation program of Safety 1st within 15 days of the date such compensation is due without prior written consent of the executive; and (v) the failure by Safety 1st to obtain an effective agreement from any successor to assume and agree to perform the severance agreement.

         As a result of the Purchaser's acceptance and payment for shares pursuant to the Offer, the options set forth in the following table held by the officers became fully vested. The options were terminated as of the consummation of the Offer and the holder thereof received cash equal to the difference between the exercise price and $13.875 per share.

                          NUMBER OF OPTION SHARES        PER SHARE EXERCISE PRICE
                          -----------------------        ------------------------
Michael Lerner                          20,000                  $9.00

Michael Bernstein                          250                  $6.00
                                           250                  $6.50

Richard Wenz                           250,000                  $2.88
                                        75,000                  $7.25
                                       250,000                  $7.63

Stephen Orleans                         50,000                  $2.88
                                         5,000                  $5.37
                                        25,000                  $6.00
                                        10,750                  $6.50
                                         5,000                  $8.63
                                        10,000                  $9.00

                              THE MERGER AGREEMENT

         The following is a summary of the material provisions of the Merger Agreement. This summary is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference, and a copy of which is attached to this Proxy Statement as Appendix A. Defined terms used herein and not defined herein shall have the respective meanings assigned to those terms in the Merger Agreement.

         THE OFFER

         The Merger Agreement provided for the commencement of the Offer as soon as practicable after the date of the Merger Agreement. The Offer was consummated on June 6, 2000 and, as a result, the Purchaser currently owns 97.95% of the outstanding common stock of Safety 1st.

         THE MERGER

         The Merger Agreement provides that, upon the terms and subject to the conditions thereof, and in accordance with Massachusetts Law, the Purchaser shall be merged with and into Safety 1st. As a result of the Merger, the separate corporate existence of the Purchaser will cease and Safety 1st will continue as the Surviving Corporation and will become a wholly owned subsidiary of Dorel. Upon consummation of the Merger, each issued and then outstanding Share (other than any Shares held in the treasury of Safety 1st, or owned by the Purchaser, Dorel or any direct or indirect wholly owned subsidiary of Dorel or of Safety 1st and any Shares which are held by stockholders who have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such Shares in accordance with Massachusetts Law) shall be canceled and converted automatically into the right to receive the Merger Consideration.

         Pursuant to the Merger Agreement, each share of common stock, no par value, of the Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

         The Merger Agreement provides that the directors of the Purchaser immediately prior to the Effective Time will be the initial directors of the Surviving Corporation and that the officers of Safety 1st immediately prior to the Effective Time will be the initial officers of the Surviving Corporation. Subject to the Merger Agreement, at the Effective Time, the Articles of Organization of the Purchaser, as in effect immediately prior to the Effective Time, will be the Articles of Organization of the Surviving Corporation; provided, however, that, at the Effective Time, Article I of the Articles of Incorporation of the Surviving Corporation will be amended to read as follows:
"The name of the corporation is Safety 1st, Inc." Subject to the Merger Agreement, at the Effective Time, the By-laws of the Purchaser, as in effect immediately prior to the Effective Time, will be the By-laws of the Surviving Corporation.

         STOCKHOLDERS' MEETING

         Pursuant to the Merger Agreement, Safety 1st is required to duly call, give notice of, convene and hold an annual or special meeting of its stockholders as promptly as practicable following consummation of the Offer for the purpose of considering and taking action on the Merger Agreement and the Merger (the "Stockholders' Meeting"). Because the Purchaser acquired at least a majority of the outstanding Shares in the Offer, the Purchaser has sufficient voting power to approve the Merger, even if no other stockholder votes in favor of the Merger.

         PROXY STATEMENT

         The Merger Agreement provides that Safety 1st shall file with the Commission under the Exchange Act a proxy statement and related proxy materials (the "Proxy Statement") with respect to the Stockholders' Meeting and shall cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of Shares. Safety 1st has agreed to include in the Proxy Statement the recommendation of the Board that the stockholders of Safety 1st approve and adopt the Merger Agreement and the Merger and to obtain such approval and adoption. Dorel and the Purchaser have agreed to cause all Shares then owned by them and their subsidiaries to be voted in favor of approval and adoption of the Merger Agreement and the Merger.

         CONDUCT OF BUSINESS BY SAFETY 1ST PENDING THE MERGER

         Pursuant to the Merger Agreement, Safety 1st has covenanted and agreed that, between the date of the Merger Agreement and the Effective Time, the businesses of Safety 1st and its subsidiaries (the "Subsidiaries" and, individually, a "Subsidiary") will be conducted only in, and Safety 1st and the Subsidiaries shall not take any action except in the usual, regular and ordinary course, consistent with past practice, and use their best efforts to preserve intact their present business organizations, keep available the services of their present advisors, managers, officers and employees and preserve their relationships with customers, suppliers, licensors and others having business dealings with them and continue existing contracts as in effect on the date of the Merger Agreement (for the term provided in such contracts). The Merger Agreement provides that, without limitation, except as contemplated therein or to the extent that Dorel shall otherwise consent in writing, neither Safety 1st nor any Subsidiary shall, between the date of the Merger Agreement and the Effective Time, directly or indirectly, do any of the following: (a) split, combine or reclassify any shares of capital stock of Safety 1st or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any shares of capital stock of Safety 1st, except for dividends paid by any Subsidiary to Safety 1st or any Subsidiary that is, directly or indirectly, wholly owned by Safety 1st; (b) authorize for issuance, issue or sell or agree or commit to issue or sell (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, stock appreciation rights) (other than the issuance of Shares upon the exercise of Options outstanding on the date of the Merger Agreement in accordance with their present terms); (c) acquire, sell, lease, encumber, transfer or dispose of any assets outside the ordinary course of business which are material to Safety 1st or any of the Subsidiaries (whether by asset acquisition, stock acquisition or otherwise), except pursuant to obligations in effect on the date of the Merger Agreement or as set forth in the disclosure schedules of the Merger Agreement;
(d) except up to $10,000,000 pursuant to credit facilities in existence on the date hereof, incur any amount of indebtedness for borrowed money, guarantee any indebtedness, issue or sell debt securities, make any loans, advances or capital contributions, mortgage, pledge or otherwise encumber any material assets, create or suffer any material lien thereupon other than in the ordinary course of business, except, in each case, pursuant to credit facilities in existence on the date of the Merger Agreement; (e) except pursuant to any mandatory payments under any credit facilities in existence on April 22, 2000, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than any payment, discharge or satisfaction (i) in the ordinary course of business consistent with past practice, or (ii) in connection with the Offer and Merger; (f) change any of the accounting principles or practices used by it (except as required by generally accepted accounting principles, in which case written notice will be provided to Dorel and the Purchaser prior to any such change); (g) except as required by law, (i) enter into, adopt, amend or terminate any Company Benefit Plan (as defined in the Merger Agreement), (ii) enter into, adopt, amend or terminate any agreement, arrangement, plan or policy between Safety 1st or any of the Subsidiaries and one or more of their directors or officers, or (iii) except for normal increases in the ordinary course of business consistent with past practice, increase in any manner the compensation or fringe benefits of any non-executive officer or employee or pay any benefit not required by any Safety 1st benefit plan or arrangement as in effect as of April 22, 2000; (h) adopt any amendments to the Articles of Organization or the Bylaws except as expressly provided by the terms of the Merger Agreement; (i) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization (other than plans of complete or partial liquidation or dissolution of inactive Subsidiaries); (j) settle or compromise any litigation (whether or not commenced prior to April 22, 2000) other than settlements or compromises for litigation where the amount paid (after giving effect to insurance proceeds actually received) in settlement or compromise does not exceed $100,000; (k) amend any term of any outstanding security of Safety 1st or any Subsidiary; (l) other than in the ordinary course of business, neither Safety 1st nor any Subsidiary shall modify or amend any Material Contract (as defined in the Merger Agreement) to which Safety 1st or any Subsidiary is a party or waive, release or assign any material rights or claims under any such Material Contract; (m) authorize, commit to or make any equipment purchases or capital expenditures other than in the ordinary course of business and consistent with past practice; or (n) enter into an agreement to take any of the foregoing actions.

         BOARD REPRESENTATION

         The Merger Agreement provides that, promptly upon the purchase by the Purchaser of Shares pursuant to the Offer, Dorel shall be entitled to designate up to such number of directors, rounded up to the next whole number, on the Board as shall give Dorel representation on the Board equal to the product of the total number of directors on the Board (giving effect to the directors elected pursuant to this sentence), multiplied by the percentage that the total votes represented by such number of Shares purchased by the Purchaser bears to the total votes represented by the number of Shares then outstanding. Safety 1st shall, upon request by Dorel, promptly increase the size of the Board and/or exercise its best efforts to secure the resignations of such number of its directors as is necessary to enable Dorel's designees to be elected to the Board and shall take all actions to cause Dorel's designees to be so elected to the Board. The Merger Agreement also provides that, at such time, Safety 1st shall take all actions to cause persons designated by Dorel to constitute the same percentage (rounded up to the next whole number) as persons designated by Dorel shall constitute of the Board of (i) each committee of the Board, (ii) each board of directors (or similar body) of each Subsidiary, and (iii) each committee (or similar body) of each such board. Notwithstanding the foregoing, in the event that Dorel's designees are elected to the Board, until the Effective Time, Safety 1st will have at least two members of the Board who are directors as of the date of the Merger Agreement remain members of the Board ("Independent Directors").

         The Merger Agreement provides that, following the election or appointment of Dorel's designees in accordance with the immediately preceding paragraph and prior to the Effective Time, any amendment or termination of the Merger Agreement by Safety 1st, the exercise or waiver of any of Safety 1st's rights, benefits or remedies under the Merger Agreement or any extension by Safety 1st of the time for the performance of any of the obligations of Dorel or the Purchaser under the Merger Agreement, will require the affirmative vote of a majority of the Independent Directors.

         In the Merger Agreement, Safety 1st has agreed to take all action required pursuant to Section 14(f) and Rule 14f-1 of the Exchange Act in order to fulfill its obligations under the Merger Agreement, including mailing to stockholders the information required by such Section 14(f) and Rule 14f-1 as is necessary to enable the Purchaser's designees to be elected to the Board.

         ACCESS TO INFORMATION

         Pursuant to the Merger Agreement, until the Effective Time, Safety 1st shall, and shall cause the Subsidiaries and the officers, directors, employees, auditors and agents of Safety 1st and the Subsidiaries to, afford to Dorel and the officers, employees and agents of Dorel complete access at all reasonable times to the officers, employees, agents, properties, books, records and contracts of Safety 1st and each Subsidiary, and shall furnish Dorel with such financial, operating and other data and information as Dorel may reasonably request. Dorel and the Purchaser have agreed to keep such information confidential, except in certain circumstances as set out in the confidentiality agreement entered into by Safety 1st and Dorel on February 17, 2000.

         NO SOLICITATION OF TRANSACTIONS

         Safety 1st has agreed that neither it nor any Subsidiary or their respective officers, directors, or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it, directly or indirectly, shall (i) solicit, initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes an Acquisition Proposal (as defined herein), or (ii) participate in any discussions or negotiations regarding an Acquisition Proposal. Notwithstanding anything to the contrary in the Merger Agreement, if Safety 1st receives an Acquisition Proposal that was unsolicited or that did not otherwise result from a breach of the Merger Agreement, and the Board determines in good faith (after consulting with its outside legal counsel and its financial advisor) that such Acquisition Proposal is reasonably likely to lead to a Superior Proposal (as defined herein), Safety 1st (x) may furnish non-public information with respect to Safety 1st and the Subsidiaries to the person who made such Acquisition Proposal (a "Third Party") and (y) may participate in negotiations regarding such Acquisition Proposal. Notwithstanding anything to the contrary in the Merger Agreement, Safety 1st will notify Dorel after receipt of any Acquisition Proposal, but shall not be required to disclose to Dorel or the Purchaser the identity of the Third Party making any such Acquisition Proposal and shall have no duty to notify or update Dorel or the Purchaser on the status of discussions or negotiations (including the status of such Acquisition Proposal or any amendments or proposed amendments thereto) between Safety 1st and such Third Party.

         Safety 1st has represented to Dorel and the Purchaser that as of the execution of the Merger Agreement it had terminated any discussions or negotiations relating to, or that may have been reasonably expected to lead to, any Acquisition Proposal and agreed to promptly request the return of all confidential information regarding Safety 1st provided to any third party prior to the date of the Merger Agreement pursuant to the terms of any confidentiality agreements.

         Safety 1st has also agreed that the Board shall not withdraw or modify, or propose to withdraw or modify, in a manner adverse to Dorel or the Purchaser, its approval or recommendation of the Merger Agreement, the Offer or the Merger unless the Board shall have received an Acquisition Proposal reasonably likely to lead to a Superior Proposal and shall have determined in good faith, after consulting with its outside legal counsel and its financial advisor, that the Merger Agreement, the Offer or the Merger is no longer in the best interests of Safety 1st's stockholders and that such withdrawal or modification is required to satisfy its fiduciary duties to Safety 1st's stockholders under applicable law.

         As used herein, the term "Acquisition Proposal" shall mean any proposed or actual (i) merger, consolidation or similar transaction involving Safety 1st,
(ii) sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of Safety 1st or the Subsidiaries representing 15% or more of the consolidated assets of Safety 1st and the Subsidiaries, (iii) issue, sale or other disposition by Safety 1st of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 15% or more of the votes associated with the outstanding securities of Safety 1st, (iv) tender offer or exchange offer in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, or any "group" (as such term is defined under the Exchange Act), shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 15% or more of the outstanding shares of Safety 1st common stock, (v) recapitalization, restructuring, liquidation, dissolution, or other similar type of transaction with respect to Safety 1st or
(vi) transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided however, that the term "Acquisition Proposal" shall not include the Merger and the Offer.

         As used herein, the term "Superior Proposal" shall mean an Acquisition Proposal that the Board determines in good faith, after consulting with its outside legal counsel and its financial advisor, would, if consummated, result in a transaction that is more favorable to the stockholders of Safety 1st than the Offer and the Merger.

         STOCK OPTIONS

         The Merger Agreement also provides that an option ("Option") granted under the Company Stock Option Plans (as defined in the Merger Agreement) that is outstanding (whether or not currently exercisable) as of immediately prior to the date on which the Purchaser accepts for payment Shares pursuant to the Offer (the "Acceptance Date") and which has not been exercised or canceled prior thereto shall, on the Acceptance Date, be canceled and in exchange, the holder of such Option will receive cash paid by Dorel in an amount equal to the product of (i) the number of Shares provided for in such Option and (ii) the excess, if any, of the Offer Price over the exercise price per Share provided for in such Option, which cash payment shall be treated as compensation and shall be net of any applicable federal or state withholding tax. Notwithstanding the foregoing, if the exercise price per Share provided for in any Option exceeds the Offer Price, no cash shall be paid with regard to such Option to the holder of such Option. In the Merger Agreement Safety 1st agreed to take all actions necessary to ensure that (i) all Options, to the extent not exercised prior to the Acceptance Date, shall terminate and be canceled as of the Acceptance Date and thereafter be of no further force or effect, (ii) no Options are granted after the date of the Merger Agreement, and (iii) as of the Acceptance Date, the Company Stock Option Plans and all Options issued thereunder shall terminate.

         Except as may be otherwise agreed to by Dorel or the Purchaser and Safety 1st, the Company Stock Option Plans shall terminate as of the Acceptance Date and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of Safety 1st or any of the Subsidiaries shall be of no further force and effect and shall be deemed to be deleted as of the Acceptance Date and no holder of an Option or any participant in any Company Stock Option Plan or any other plans, programs or arrangements shall have any right thereunder to acquire any equity securities of Safety 1st, the Surviving Corporation or any Subsidiary thereof.

         DIRECTORS' AND OFFICERS' INDEMNIFICATION

         The Merger Agreement provides for the indemnification of directors and officers of Safety 1st by Safety 1st prior to the Effective Date and by the Surviving Corporation after the Effective Time, subject to certain conditions.

         The Merger Agreement further provides that Dorel and the Purchaser agree that all rights to indemnification existing in favor of, and all limitations on the personal liability of, the directors, officers, employees and agents of Safety 1st and the Subsidiaries provided for in the Articles of Organization or Bylaws of Safety 1st as in effect as of the date of the Merger Agreement with respect to matters occurring prior to the Effective Time, and including the Offer and the Merger, shall continue in full force and effect for a period of not less then six years from the Effective Time; provided, however, that all rights to indemnification in respect of any claims (each a "Claim") asserted or made within such period shall continue until the disposition of such Claim. Prior to the Effective Time, Safety 1st shall purchase an extended reporting period endorsement under Safety 1st's existing directors' and officers' liability insurance coverage for Safety 1st's directors and officers in a form acceptable to Safety 1st which shall provide such directors and officers with coverage for six years following the Effective Time of not less than the existing coverage under, and have other terms not materially less favorable on the whole to the insured persons than under the directors' and officers' liability insurance coverage presently maintained by Safety 1st.

         Dorel, the Purchaser and Safety 1st have also agreed that in the event Dorel or the Surviving Corporation or any of their respective successors or assigns (a) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (b) transfers or conveys all or substantially all of its properties and assets to any person or entity, then and in each such case, proper provision shall be made so that the successors and assigns of Dorel or the Surviving Corporation, as the case may be, shall assume the foregoing indemnity obligations.

         EMPLOYEE BENEFIT ARRANGEMENTS

         After the closing of the Merger, Dorel shall cause the Purchaser or Safety 1st to honor all obligations under (i) the existing terms of the employment and severance agreements to which Safety 1st or any Subsidiary is presently a party, except as may otherwise be agreed to by the parties thereto, and (ii) Safety 1st's and any Subsidiary's general severance policy. Following the Effective Time, Safety 1st's employees will be permitted to participate in the employee benefit plans of Dorel as in effect on the date thereof on terms substantially similar to those provided to employees of Dorel. Until such time as Dorel causes employees of Safety 1st to participate in the employee benefit plans of Dorel, employees of Safety 1st will continue to participate in the currently existing benefit plans of Safety 1st (other than stock option or stock purchase plans) on substantially similar terms to those currently in effect.

         If any employee of Safety 1st or any of the Subsidiaries becomes a participant in any employee benefit plan, practice or policy of Dorel, any of its affiliates or the Surviving Corporation, such employee shall be given credit under such plan for all service prior to the Effective Time with Safety 1st and the Subsidiaries and prior to the time such employee becomes such a participant, for purposes of eligibility (including, without limitation, waiting periods) and vesting, and such employees will be given credit for such service for purposes of any vacation policy. In addition, if any employees of Safety 1st or any of the Subsidiaries employed as of the closing of the Merger become covered by a medical plan of Dorel, any of its affiliates or the Surviving Corporation, such medical plan shall not impose any exclusion on coverage for preexisting medical conditions with respect to these employees.

         FURTHER ACTION

         The Merger Agreement provides that each of the parties thereto shall use its best efforts to take all such action as may be necessary or appropriate in order to effectuate the Merger under the

MGL as promptly as practicable following the purchase of the Shares pursuant to the Offer. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of the Merger Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of both of Safety 1st and the Purchaser, the officers of such corporations are fully authorized in the name of their corporation or otherwise to take, and shall take, all such lawful and necessary action. In addition, to the extent Richard E. Wenz exercises stock options prior to June 5, 2000, Safety 1st agrees to use its best efforts to have him enter into the Tender Agreement (as defined herein) as soon as possible after such exercise.

         REPRESENTATIONS AND WARRANTIES

         The Merger Agreement contains various customary representations and warranties of the parties thereto, including representations by Safety 1st as to the absence of certain changes or events concerning Safety 1st's business, compliance with law, capitalization, absence of litigation, employee benefit plans, labor matters, property and leases, intellectual property, environmental matters, taxes, material contracts, insurance and the opinion of financial advisors and brokers.

         CONDITIONS TO THE MERGER

         Under the Merger Agreement, the respective obligations of each party to effect the Merger are subject to the satisfaction, at or prior to the Effective Time, of the following conditions: (a) if and to the extent required by the MGL, the Merger Agreement and the Merger shall have been approved and adopted by the affirmative vote of the stockholders of Safety 1st; (b) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") shall have expired or been terminated; (c) all necessary approvals, authorizations and consents of any governmental or regulatory entity required to consummate the Merger shall have been obtained and remain in full force and effect, and all waiting periods relating to such approvals, authorizations and consents shall have expired or been terminated, except where such failure would not have a material adverse effect with respect to Safety 1st or Dorel, as the case may be, or would not affect adversely the ability of Safety 1st or the Purchaser, as the case may be, to consummate the Merger; (d) no statute, order, decree, ruling or permanent injunction shall have been enacted, entered, promulgated or enforced by any governmental entity which prohibits the consummation of the Merger on the terms contemplated by the Merger Agreement; provided that the party seeking to rely upon this condition has fully complied with and performed its obligations to make all necessary filings with applicable governmental entities as required by the Merger Agreement; (e) all consents relating to any Material Contracts set forth in the Merger Agreement that are necessary as a result of the consummation of the transactions contemplated by the Merger Agreement shall have been received; and (f) Dorel, the Purchaser or their affiliates shall have purchased all Shares validly tendered and not withdrawn pursuant to the Offer.

         TERMINATION

         The Merger Agreement provides that it may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval and adoption of the Merger Agreement and the Merger by the stockholders of Safety 1st (a) by mutual written consent of each of Dorel, the Purchaser and Safety 1st; or (b) by either Dorel, the Purchaser or Safety 1st:
(i) if any Governmental Entity shall have enacted, entered, promulgated or enforced a final and nonappealable injunction (which injunction the parties hereto shall have used their best efforts to lift), which prohibits the consummation of the Merger on the terms contemplated by the Merger Agreement (provided that the party seeking to rely upon this condition has fully complied with and performed its obligations pursuant to the Merger Agreement), or permanently enjoins the acceptance for payment of, or payment for, Shares pursuant to the Offer or the Merger; (ii) if, without any material breach by the terminating party of its obligations under this Agreement, Dorel or the Purchaser shall not have purchased Shares pursuant to the Offer on or prior to the Expiration Date; provided, however, that neither Dorel, the Purchaser nor Safety 1st shall terminate the Merger Agreement prior to August 31, 2000 if Shares shall not have been purchased by the Purchaser by reason of any applicable waiting period (and any extension thereof) under the HSR Act in respect of the Offer not having expired or been terminated or the pendency of a non-final injunction, and Dorel, the Purchaser and Safety 1st shall use their best efforts to cause such condition to be satisfied (including, without limitation, by complying with the requirements of the Federal Trade Commission (the "FTC") or other comparable Governmental Entity to divest of assets or otherwise in connection with the consummation of the Offer and the Merger or in settlement of any action brought by it) or have any such injunction stayed or reversed; or (iii) by either Safety 1st or Dorel if, at the special meeting of stockholders (including any adjournment or postponement thereof) called pursuant to the Merger Agreement the requisite vote of the stockholders of Safety 1st for the Merger shall not have been obtained; (c) by Safety 1st: (i) if Dorel or the Purchaser shall have failed to commence the Offer on or prior to the tenth business day following the date of the initial public announcement of the Offer;
(ii) if the Board shall have (A) withdrawn, or modified or changed in a manner adverse to Dorel its approval or recommendation of the Merger Agreement or the Offer, or resolved to do any of the foregoing, and (B) determined in good faith, after consultation with its outside legal counsel and its financial advisor, that an Acquisition Proposal is a Superior Proposal; (iii) if Dorel or the Purchaser shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice to Dorel or the Purchaser except, in any case, for such breaches which would not affect adversely Dorel's or the Purchaser's ability to consummate the Offer or the Merger provided that no cure period shall be applicable to the matters set forth in clause (i) of the paragraph; or (iv) if the Minimum Condition shall not have been satisfied, in which case neither Dorel, the Purchaser nor any of their affiliates shall be permitted to accept for payment or pay for any Shares unless and until Safety 1st shall have provided Dorel with written notice stating that Safety 1st is not exercising its right to terminate the Merger Agreement; (d) by Dorel or the Purchaser if: (i) Safety 1st shall have breached any representation, warranty, covenant or other agreement contained in the Merger Agreement which breach (A) would give rise to the failure of a condition set forth in paragraph (b), (c) or
(e) of Annex A to the Merger Agreement, and (B) cannot be or has not been cured within 30 days after the giving of written notice to Safety 1st; or (ii) if the Board shall have withdrawn, modified or changed in a manner adverse to Dorel its approval or recommendation of the Merger Agreement or the Offer or shall have executed an agreement in principle or definitive agreement relating to an Acquisition Proposal with a person or entity other than Dorel or its affiliates or resolved to do any of the foregoing.

         EFFECT OF TERMINATION

         In the event of the termination of the Merger Agreement, the Merger Agreement shall forthwith become null and void and have no effect, and there shall be no liability on the part of any party or its affiliates, trustees, directors, officers or stockholders and all rights and obligations of any party shall cease thereto, except (i) as set forth below under the section entitled "Fees and Expenses" and (ii) nothing in the Merger Agreement shall relieve any party from liability for any breach thereof prior to the date of such termination, provided, however, that the Confidentiality Agreement shall survive any termination of the Merger Agreement.

         FEES AND EXPENSES

         The Merger Agreement provides that subject to the termination of the Merger Agreement, whether or not the Merger is consummated, all fees, costs and expenses incurred in connection with this Agreement and the Offer and the Merger shall be paid by the party incurring such fees, costs or expenses.

         If Safety 1st or Dorel terminates the Merger Agreement because of the Board's decision to withdraw, modify or change in a manner adverse to Dorel its approval or recommendation of the Merger Agreement or the Offer or because Safety 1st shall have executed an agreement in principle or definitive agreement relating to an Acquisition Proposal with a person or entity other than Dorel or its affiliates or resolved to do any of the foregoing, then Safety 1st shall as soon as possible thereafter pay to Dorel an amount in cash equal to 4% of the sum of (a) the product of (i) the Merger Consideration and (ii) the total number of issued and outstanding Shares, and (b) the amount to be paid for Options pursuant to the Merger Agreement.

                               THE SPECIAL MEETING

DATE, TIME AND PLACE OF THE SPECIAL MEETING

         The Special Meeting will be held at the offices of Goodwin, Procter & Hoar LLP, 53 State Street, Boston, MA 02109, on July 10, 2000, at 10:00 a.m., local time.

PURPOSE OF THE SPECIAL MEETING

         At the Special Meeting, stockholders will be asked to consider and vote upon a proposal to approve the Merger Agreement. The Merger Agreement provides for the merger of the Purchaser with and into Safety 1st, with Safety 1st being the Surviving Corporation. See "The Merger and Related Transactions."

RECORD DATE AND VOTING POWER

         The Board of Directors of Safety 1st has fixed the close of business on June 9, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 9,424,573 outstanding Shares held by approximately 113 holders of record. The Shares constitute Safety 1st's only outstanding class of stock. Stockholders of record on the Record Date will be entitled to one vote per Share on any matter that properly comes before the Special Meeting and any adjournment or postponement thereof.

QUORUM AND VOTE REQUIRED

         Massachusetts law and Safety 1st's Articles of Organization and Bylaws require (a) the presence, in person or by duly executed proxy, of the holders of a majority of the Shares outstanding and entitled to vote to constitute a quorum and (b) the affirmative vote of the holders of a majority of the Shares outstanding and entitled to vote to approve the Merger Agreement. For purposes of determining the presence or absence of a quorum for the transaction of business, Safety 1st intends to count abstentions and broker non-votes as present at the Special Meeting. Abstentions and broker non-votes are not counted as favorable votes and, therefore, have the same effect as a vote against the proposal. Broker non-votes are proxies from brokers or other nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

         The Purchaser owns 9,235,599, or approximately 97.95%, of the outstanding Shares and intends to vote all of its Shares in favor of the Merger Agreement. Accordingly, approval of the Merger Agreement is assured without the vote of any other stockholder.

PROXIES, VOTING AND REVOCATION

         Shares represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not revoked, will be voted at the Special Meeting, and at any adjournments or postponements thereof, in accordance with the instructions on the proxies. IF A PROXY IS DULY EXECUTED AND SUBMITTED WITHOUT INSTRUCTIONS, THE SHARES WILL BE VOTED "FOR" APPROVAL OF THE MERGER AGREEMENT. PROXIES ARE BEING SOLICITED ON BEHALF OF SAFETY 1ST'S BOARD OF DIRECTORS.

         A proxy may be revoked at any time before it is voted. Proxies may be revoked by the person who executed it at or before the Special Meeting by: (a) delivering to the Clerk of Safety 1st a written notice of revocation bearing a later date than the proxy; (b) duly executing a subsequent proxy and delivering it to the Clerk; or (c) attending the Special Meeting and voting in person. Attendance at the Special Meeting will not, in and of itself, constitute revocation of a proxy. Any written notice revoking a proxy should be delivered to Safety 1st, Inc., 45 Dan Road, Canton, Massachusetts 02021, Attention: Clerk.

SOLICITATION OF PROXIES AND EXPENSES

         Safety 1st will bear the entire cost of solicitation of proxies from its stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding in their names Shares beneficially owned by others to forward to such beneficial owners. Safety 1st will reimburse persons representing beneficial owners of Shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by directors, officers or other regular employees of Safety 1st. No additional compensation will be paid to directors, officers or other regular employees for such services.

EFFECTIVE TIME

         If the Merger Agreement is adopted by the requisite vote of the holders of Shares and the other conditions to the Merger are satisfied, the Merger will be consummated and become effective on the date on which the Articles of Merger are examined by, and receive the endorsed approval of, the Secretary of State of the Commonwealth of Massachusetts. Safety 1st is required to file the Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts as promptly as practicable after all of the conditions to the Merger have been satisfied. Under the terms of the Merger Agreement, the closing of the Merger (the "Closing") will take place at such time and on a date to be specified by Dorel, the Purchaser and Safety 1st (the "Closing Date"), which, pursuant to the Merger Agreement, will be no later than the second business day after satisfaction of all of the conditions to the Merger, or as otherwise agreed to by the parties.

CONVERSION OF SHARES PURSUANT TO THE MERGER

         At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time, other than Shares held by the Purchaser and dissenting stockholders who perfect their appraisal rights, will be converted into the right to receive the Merger Consideration.

EXCHANGE OF CERTIFICATES

         The Purchaser has designated Harris Trust Company of New York to act as Paying Agent in the Merger. Promptly after the Effective Time, the Paying Agent will mail to each record holder of an outstanding certificate or certificates which immediately prior to the Effective Time represented Shares (each, a "Certificate"), whose Shares were converted into the right to receive the Merger Consideration, a letter of transmittal (which will specify that delivery will be effected and risk of loss and title to Certificates will pass, only upon proper delivery of the Certificate to the Paying Agent) and instructions for use thereof in effecting the surrender of a Certificate for payment therefor. STOCKHOLDERS ARE URGED NOT TO SURRENDER THEIR CERTIFICATES UNTIL SUCH LETTER OF TRANSMITTAL AND INSTRUCTIONS ARE RECEIVED.

         Upon the surrender to the Paying Agent of a Certificate, together with the duly executed letter of transmittal and any other required documents, and subject to any required withholding of taxes, the holder of such Certificate will be entitled to be paid the Merger Consideration for each Share previously represented by such Certificate, and the Certificate will then be canceled.

         No interest will be paid or accrued on the cash payable upon the surrender of a Certificate. If payment is to be made to a holder other than the registered holder of the Certificate surrendered, it will be a condition of payment that the Certificate so surrendered be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange pay transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the aforementioned provisions, each Certificate will, after the Effective Time, represent solely the right to receive the Merger Consideration.

         After the Effective Time, there will be no transfers on the stock books of Safety 1st. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent, they will be canceled and exchanged for the Merger Consideration, without interest. However, no holder of a Certificate will have any greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under applicable law.

                                APPRAISAL RIGHTS

         Sections 85 through 98, inclusive, of Chapter 156B of the MGL (a copy of which is attached hereto as Appendix C) entitle any holder of Shares who files a written objection to the proposal to approve the Merger Agreement (the "Merger Proposal") before the vote to approve such proposal is taken at the Special Meeting and who does not vote in favor of the Merger Proposal to demand in writing that Safety 1st pay to such holder in cash the fair value of such Shares (exclusive of any element of value arising from the expectation or accomplishment of the Merger).

         Any person having a beneficial interest in any Shares that are held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect such beneficial owner's appraisal rights, if any.

         Any stockholder of record contemplating making a demand for appraisal is urged to review carefully the provisions of Sections 85 through 98 of Chapter 156B of the MGL, particularly the procedural steps required to perfect dissenters' appraisal rights thereunder ("Appraisal Rights"). Appraisal Rights will be lost if such procedural requirements of Sections 85 through 98 are not fully satisfied.

         SET FORTH BELOW IS A SUMMARY OF THE PROCEDURES RELATING TO THE EXERCISE OF APPRAISAL RIGHTS. THE FOLLOWING SUMMARY DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF SECTIONS 85 THROUGH 98, INCLUSIVE, OF CHAPTER 156B OF THE MGL AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX C HERETO AND TO ANY AMENDMENTS TO SUCH SECTIONS AS MAY BE ADOPTED AFTER THE DATE OF THIS PROXY STATEMENT.

         Filing Written Objection. A stockholder who intends to exercise Appraisal Rights must deliver to Safety 1st prior to the vote of Safety 1st's stockholders on the Merger Proposal, a written objection to the Merger Proposal, stating that such stockholder intends to demand payment for the Shares held by the stockholder if the Merger is consummated. Such written objection should be addressed to Safety 1st, Inc., 45 Dan Road, Canton, Massachusetts 02021,
Attention: Clerk. A vote against the Merger Proposal will not satisfy the requirement that a written objection be filed with Safety 1st. The written objection to the Merger Proposal must be in addition to and separate from any proxy or vote against the Merger Proposal.

         No Vote in Favor of the Merger Agreement Proposal. Shares for which appraisal is sought must not be voted in favor of the proposal to approve the Merger Agreement. A stockholder who votes in favor of the proposal to approve the Merger Agreement will not be entitled to appraisal rights. The submission of a signed blank proxy card will serve to waive Appraisal Rights, but failure to return a proxy card or vote (or abstaining from voting) will not waive Appraisal Rights.

         Notice by Surviving Corporation. Within ten days after the Effective Time, the Surviving Corporation will notify each holder of Shares who has purported to comply with the provisions of Section 86 of Chapter 156B of the MGL, and whose Shares were not voted in favor of the Merger Proposal that the Merger has become effective as provided in Section 88 thereof. The giving of such notice shall not be deemed to create any rights in the stockholder receiving the same to demand payment for such holder's Shares. The notice shall be sent by registered or certified mail, addressed to the stockholder at such stockholder's last known address as it appears on the records of Safety 1st immediately prior to the Effective Time.

         Written Demand. Within 20 days after the mailing of notice by the Surviving Corporation, any dissenting stockholder who wishes to exercise Appraisal Rights must demand in writing from the Surviving Corporation payment for the fair value of such holder's Shares. Such written demand should be addressed to the Surviving Corporation, 45 Dan Road, Canton, Massachusetts 02021, Attention: Clerk. The Surviving Corporation is required to make payment of the fair value of the Shares owned by each dissenting stockholder within 30 days (the "Payment Period") after the expiration of the 20-day period during which a written demand for payment may be made. If the Surviving Corporation and such stockholder shall have agreed as to the fair value of such Shares, the Surviving Corporation shall pay to such stockholder the agreed value of such stockholder's Shares within the Payment Period.

         Settlement or Appraisal. Any stockholder shall, with the Surviving Corporation's written consent, have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered in the Merger Proposal within four months after the expiration of the Payment Period. If the Surviving Corporation and any stockholder seeking appraisal have not agreed on the fair value of such holder's Shares within the Payment Period, any such stockholder who has complied with Section 86 of Chapter 156B of the MGL, or the Surviving Corporation, by filing a bill in equity with the Superior Court in Worcester County, Massachusetts (the "Court"), may demand a determination of the fair value of the Shares of all such stockholders. If no such bill is filed within such four-month period, no holder of Shares shall be entitled to Appraisal Rights. Upon the filing of any such bill, notice of the time and place fixed for a hearing will be given by the Surviving Corporation to all stockholders who have demanded payment for their Shares and with whom agreements as to the fair value of their Shares have not been reached. After the hearing on such bill, the Court will determine the stockholders who have complied with the MGL and who have become entitled to Appraisal Rights. After determining those stockholders entitled to appraisal, the Court shall appraise the Shares, determining the fair value as of the day preceding the Special Meeting and exclusive of any element of value arising from the expectation or accomplishment of the Merger. Such determination shall be binding on all such stockholders. Safety 1st has not yet determined whether it, as the Surviving Corporation, will file such a bill in equity and, therefore, any dissenting stockholder who desires such a bill in equity to be filed is advised to file it on a timely basis.

         Payment and Costs. When value is so determined, the Court will direct the payment by the Surviving Corporation of such value, with interest thereon, if any, as the Court determines, to the stockholders entitled to receive the same upon surrender to the Surviving Corporation by such stockholders of the Certificates representing their Shares. The cost of the appraisal proceeding (other than attorneys' and experts' fees) and the reasonable compensation and expenses of any master appointed by the Court may be apportioned in such manner as appears to the Court to be equitable; however, all costs of giving notice to the dissenting stockholders entitled to notice of the filing of such an action will be paid by the Surviving Corporation.

         Exclusive Remedy; Exception. The MGL provides that the enforcement by a stockholder of Appraisal Rights pursuant to the procedure summarized above is such stockholder's exclusive remedy, except that this does not exclude the right of such stockholder to maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to such stockholder. In addition, under Massachusetts law, dissenting stockholders may not be limited to the statutory remedy of judicial appraisal where violations of fiduciary duty are found.

         ANY STOCKHOLDER WHO DESIRES TO EXERCISE APPRAISAL RIGHTS SHOULD CAREFULLY REVIEW THE MGL AND IS ADVISED TO CONSULT HIS OR HER LEGAL ADVISOR BEFORE EXERCISING OR ATTEMPTING TO EXERCISE SUCH RIGHTS.

                         FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the principal U.S. federal income tax consequences of the Offer and the Merger to holders whose Shares are purchased pursuant to the Offer or whose Shares are converted into the right to receive cash in the Merger (whether upon receipt of the Merger Consideration or pursuant to the proper exercise of dissenter's rights). The discussion applies only to holders of Shares in whose hands Shares are capital assets, and may not apply to Shares received pursuant to the exercise of employee stock options or otherwise as compensation, or to holders of Shares who are not citizens or residents of the United States of America.

         The tax discussion set forth below is included for general information purposes only and is based upon present law. Because individual circumstances may differ, each holder of shares should consult such holder's own tax advisor to determine the applicability of the rules discussed to such stockholder and the particular tax effects of the Offer and the Merger, including the application and effect of state, local and other tax laws.

         The receipt of the offer price and the receipt of cash pursuant to the Merger (whether as Merger Consideration or pursuant to the proper exercise of dissenter's rights) will be a taxable transaction for federal income tax purposes (and also may be a taxable transaction under applicable state, local and other income tax laws). In general, for federal income tax purposes, a holder of Shares will recognize gain or loss equal to the difference between such holder's adjusted tax basis in the Shares sold pursuant to the Offer or converted to cash in the Merger and the amount of cash received therefor. Gain or loss must be determined separately for each block of Shares (i.e., Shares acquired at the same cost in a single transaction) sold pursuant to the Offer or converted to cash in the Merger. Such gain or loss will be capital gain or loss. Individual holders will be subject to tax on the net amount of such gain at a maximum rate of 20% provided that the Shares were held for more than 12 months. Shares held less than one year may be subject to ordinary income tax rates of up to 39.6% for individuals. Special rules (and generally lower maximum rates) apply to individuals in lower tax brackets. The deduction of capital losses is subject to certain limitations. Stockholders should consult their own tax advisors in this regard.

         Payments in connection with the Offer or the Merger may be subject to backup withholding at a 31% rate. Backup withholding generally applies if a stockholder (i) fails to furnish such stockholder's social security number or TIN, (ii) furnishes an incorrect TIN, (iii) fails properly to report interest or dividends or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN provided is such stockholder's correct number and that such stockholder is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons, including corporations and financial institutions generally, are exempt from backup withholding. Certain penalties apply for failure to furnish correct information and for failure to include the reportable payments in income. Each stockholder should consult with such stockholder's own tax advisor as to such stockholder's qualifications for exemption from withholding and the procedure for obtaining such exemption.

                         REGULATORY AND OTHER APPROVALS

         There are no federal or state regulatory requirements which remain to be complied with in order to consummate the Merger (other than the filing of the Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts).

                        INFORMATION CONCERNING SAFETY 1ST

         Safety 1st, Inc. Safety 1st, a Massachusetts corporation, is a leading developer, marketer and distributor of juvenile products offering a line of safety products ranging from items such as outlet plugs and drawer and cabinet locks, to safety gates, bed rails and balcony guards. The principal executive offices of Safety 1st are located at 45 Dan Road, Canton, Massachusetts 02021 and the telephone number of such offices is (781) 364-3100.

                   INFORMATION CONCERNING DIAMOND ACQUISITION
                            SUBSIDIARY INC. AND DOREL

         Diamond Acquisition Subsidiary Inc. The Purchaser is a newly incorporated Massachusetts corporation organized in connection with the Offer and the Merger and has not carried on any activities other than in connection with the Offer and the Merger. The principal offices of the Purchaser are located at c/o CT Corporation Systems, 101 Federal Street, Suite 300, Boston, MA 02110, and its telephone number is (617) 757-6401. The Purchaser is a wholly owned subsidiary of Dorel.

         Dorel. Dorel is a corporation incorporated under the laws of Quebec, Canada. Its principal offices are located at 1255 Greene Avenue, Suite 300, Westmount, Quebec, Canada H3Z 2A4, Canada. Dorel is a vertically-integrated consumer products manufacturer and distributor specializing in three product areas: ready to assemble furniture, juvenile products and home furnishings. Dorel's products include a wide variety of ready to assemble furniture for home and office use; juvenile furniture and accessories such as infant car seats, strollers, high chairs, toddler beds and cribs; and home furnishings such as metal folding chairs, tables, bunk beds, futons and step stools, as well as a mid-market line of case goods consisting of bedroom sets, wall units and entertainment units. The common shares of Dorel are listed for trading on the Toronto Stock Exchange and Nasdaq.


                           SOURCE AND AMOUNT OF FUNDS

         On May 31, 2000, a credit agreement was entered into among Dorel Investments L.P., Dorel U.S.A. Inc. and certain other operating companies in the United States, being all wholly owned subsidiaries of Dorel, as borrowers (collectively, the "Borrowers", individually, a "Borrower"), Dorel as guarantor, and a syndicate of financial institutions for which the Royal Bank of Canada is acting as administrative agent (the "Agent"). The maximum amount of borrowings available under this facility (the "Facility") is $275,000,000. Funds under the Facility are available to finance the Offer and the Merger (of which $140 million will be used for such purpose), refinance existing Safety 1st debt, refinance certain portions of existing debt of Dorel, to finance reasonable fees and expenses related to the Offer and certain portions of Merger and for general corporate purposes, including working capital. In addition, the Borrowers' ability to borrow under the Facility is conditioned on the satisfaction of customary conditions, including without limitations (a) that no events have occurred with respect to Dorel, the Borrowers or the Restricted Subsidiaries (as defined in the Commitment Letter) since their last fiscal quarterly reports which would be reasonably likely to have a material adverse effect on Dorel and its Restricted Subsidiaries, taken as a whole or on Safety 1st and its subsidiaries, taken as a whole, and (b) that there is no undisclosed litigation or new litigation involving Safety 1st since March 30, 2000 which would be reasonably likely to have a material adverse effect on Safety 1st and its subsidiaries, taken as a whole, or on Dorel and its Restricted Subsidiaries, taken as a whole. The Agent's commitment to provide the Facility is subject to there being no material adverse change in the financial condition of Dorel or the Borrowers or in the North American bank loan syndication markets. Dorel anticipates that any indebtedness incurred through borrowings under the Facility will be repaid from a variety of sources, which may include, but may not be limited to, funds generated internally by Dorel and its affiliates (including, following the Merger, funds generated by Safety 1st) and sales of equity or debt securities of Dorel or its affiliates in private or public offerings. No decision has been made concerning the method Dorel will employ to repay such indebtedness. Such decision will be made based on Dorel's review from time to time of the advisability of particular actions, as well as on prevailing interest rates and financial and other economic conditions and such other factors as Dorel may deem appropriate. The preceding summary of the Commitment Letter is qualified in its entirety by reference to the Commitment Letter which is incorporated by reference, and a copy of which has been filed as an exhibit to the Tender Offer Statement on Schedule TO filed with the Commission by the Purchaser and Dorel in connection with the Offer. Dorel has not made financing arrangements in the event funds under the Facility are not available.

         The Facility contains representations and warranties, affirmative and negative covenants, conditions precedent and events of default which are customarily required for similar financings. Borrowings under the Facility were also used to purchase Shares pursuant to the Offer. The consummation of the Merger is not conditioned on Dorel obtaining financing under the Facility or otherwise.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                            CERTAIN BENEFICIAL OWNERS

         The following table sets forth as of the Record Date certain information regarding the beneficial ownership of the Shares by (i) each person or "group" (as that term is defined in Section 13(d)(3) of the Exchange Act) known by Safety 1st to be the beneficial owner of 5% or more of the outstanding Shares, (ii) each of Safety 1st's directors, nominees for director and named executive officers and (iii) all directors and executive officers as a group.


                                                                                          PERCENT OF COMMON
  NAME AND ADDRESS                                        SHARES OF COMMON                     STOCK
  BENEFICIAL OWNER                                          STOCK OWNED                      OUTSTANDING
  Diamond Acquisition Subsidiary Inc.                      9,235,599                          97.95
  c/o CT Corporation System
  101 Federal Street, Suite 300
  Boston, MA  02110

  Michael Lerner                                                   0                              *

  Joseph T. Wood                                                   0                              *

  John D. Howard                                                   0                              *

  Martin Scwartz                                                   0                              *

  Jeffrey Schwartz                                                 0                              *

  Frank Rana                                                       0                              *

  Richard E. Wenz                                                  0                              *

  Stephen R. Orleans                                               0                              *

  All directors and executive officers                             0                              *
  as a group

----------

*   Represents beneficial ownership of less than 1%.

                             STOCKHOLDER PROPOSALS


         Upon the completion of the Merger, all of the outstanding Shares of Safety 1st will be held and voted by Dorel. As a result, Safety 1st will not solicit proxies in connection with an annual meeting of stockholders. If the Merger is not consummated, then, according to the Commission's rules, all proposals of stockholders to be presented at the annual meeting would be required to be received by the Clerk of Safety 1st a reasonable time before Safety 1st begins to print and mail its proxy materials. These proposals would also need to comply with the rules of the Commission governing the form and content of proposals in order to be included in Safety 1st's proxy statement and form of proxy.

         In addition, Safety 1st's Bylaws provide that, to be timely, a notice must be delivered no earlier than the close of business on the 150th day prior to the date such annual meeting was held in the previous year; provided however, that in the event that less than 70 days' notice of the date of the meeting is given or made to the stockholders, a notice by the stockholders must be delivered no later than on the 7th day following the day on which public announcement of the date of such meeting is first made. The proposal would also need to comply with the other requirements contained in Safety 1st's Bylaws, including supporting documentation and other information.


                                 OTHER MATTERS

         Management knows of no other business to be presented at the Special Meeting. If other matters do properly come before the Special Meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the proxy to vote on such matters according to their best judgment unless the authority to do so is withheld in such proxy.


                      WHERE YOU CAN FIND MORE INFORMATION

         Safety 1st is subject to the information filing requirements of the Exchange Act and, in accordance therewith, is obligated to file with the Commission periodic reports, proxy statements and other information relating to its business, financial condition and other matters. Such reports, proxy statements and other information may be inspected at the Commission's office at the public reference facilities of the Commission at 450 Fifth Street, NW, Washington, D.C. 20549, and is also available for inspection at the regional offices of the Commission located at Citicorp Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained, upon payment of the Commission's customary charges, by writing to the Commission's principal office at 450 Fifth Street, NW, Washington, D.C. 20549. The Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information. The information is also available at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

         You should rely only on the information contained in this document to vote your Shares at the Special Meeting. Safety 1st has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated June 20, 2000. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders does not create any implication to the contrary. This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitation in such jurisdiction.

                                                                      APPENDIX A



================================================================================



                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                             DOREL INDUSTRIES, INC.,

                      DIAMOND ACQUISITION SUBSIDIARY, INC.

                                       AND

                                SAFETY 1ST, INC.







                           Dated as of April 22, 2000


================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I   THE OFFER ................................................         1
   1.1      The Offer ................................................         1
   1.2      Company Actions ..........................................         3
   1.3      Board Representation .....................................         4
   1.4      Company Stock Options and Related Matters ................         5

ARTICLE II  THE MERGER ...............................................         6
   2.1      The Merger ...............................................         6
   2.2      Effective Time ...........................................         7
   2.3      Closing ..................................................         7
   2.4      Directors and Officers ...................................         7
   2.5      Stockholders' Meeting ....................................         7
   2.6      Conversion of Securities .................................         8
   2.7      Taking of Necessary Action; Further Action ...............         9

ARTICLE III PAYMENT FOR SHARES; DISSENTING SHARES ....................         9
   3.1      Payment for Shares of Company Common Stock ...............         9
   3.2      Appraisal Rights .........................................        11

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF
            PARENT AND ACQUISITION SUB ...............................        12
   4.1      Existence, Good Standing, Authority, Compliance with
            Law ......................................................        12
   4.2      Authorization; Validity of Agreement; Necessary
            Action ...................................................        12
   4.3      Consents and Approvals; No Violations ....................        13
   4.4      Required Financing .......................................        13

ARTICLE V   REPRESENTATIONS AND WARRANTIES OF THE COMPANY ............        14
   5.1      Existence; Good Standing; Authority; Compliance With
            Law ......................................................        14
   5.2      Authorization, Validity and Effect of Agreements .........        15
   5.3      Capitalization ...........................................        15
   5.4      Subsidiaries .............................................        16
   5.5      Other Interests ..........................................        16
   5.6      No Violation; Consents ...................................        17
   5.7      Commission Documents .....................................        17
   5.8      Litigation ...............................................        18
   5.9      Absence of Certain Changes ...............................        18
   5.10     Taxes ....................................................        18

   5.11     Properties ...............................................        19
   5.12     Intellectual Property ....................................        20

    5.13     Environmental Matters ...................................        21
    5.14     Employee Benefit Plans ..................................        21
    5.15     Labor Matters ...........................................        23
    5.16     No Brokers ..............................................        23
    5.17     Opinion of Financial Advisor ............................        24
    5.18     Material Contracts ......................................        24
    5.19     Definition of the Company's Knowledge ...................        24

ARTICLE VI   CONDUCT OF BUSINESS PENDING THE MERGER ..................        24
    6.1      Conduct of Business by the Company ......................        24

ARTICLE VII  ADDITIONAL AGREEMENTS ...................................        26
    7.1      HSR and Other Filings ...................................        26
    7.2      Fees and Expenses .......................................        28
    7.3      No Solicitations ........................................        28
    7.4      Officers' and Directors' Indemnification ................        30
    7.5      Access to Information; Confidentiality ..................        32
    7.6      Financial and Other Statements ..........................        32
    7.7      Public Announcements ....................................        32
    7.8      Employee Benefit Arrangements ...........................        33
    7.9      Required Financing ......................................        33
    7.10     Further Assurances ......................................        34

ARTICLE VIII CONDITIONS TO THE MERGER ................................        34
    8.1      Conditions to the Obligations of Each Party to Effect
             the Merger ..............................................        34

ARTICLE IX   TERMINATION, AMENDMENT AND WAIVER .......................        35
    9.1      Termination .............................................        35
    9.2      Effect of Termination ...................................        37
    9.3      Amendment ...............................................        38
    9.4      Extension; Waiver .......................................        38

ARTICLE X    GENERAL PROVISIONS ......................................        38
   10.1      Notices .................................................        38
   10.2      Interpretation ..........................................        39
   10.3      Non-Survival of Representations, Warranties,
             Covenants and Agreements ................................        40
   10.4      Miscellaneous ...........................................        40
   10.5      Assignment ..............................................        40
   10.6      Severability ............................................        40
   10.7      Choice of Law/Consent to Jurisdiction ...................        40
   10.8      No Agreement Until Executed .............................        41

ANNEX A      .........................................................       A-1

                          AGREEMENT AND PLAN OF MERGER


       AGREEMENT AND PLAN OF Dorel Industries, Inc., a Quebec corporation ("Parent"), Diamond Acquisition Subsidiary, Inc., a Massachusetts corporation and a wholly-owned subsidiary of Parent ("Acquisition Sub"), and Safety 1st, Inc., a Massachusetts corporation (the "Company").


                                    RECITALS

         WHEREAS, the Board of Directors of each of Parent, Acquisition Sub and the Company has approved, and deems it advisable and in the best interests of its respective stockholders to consummate, the acquisition of the Company by Parent upon the terms and subject to the conditions set forth herein;

         WHEREAS, Parent, the Acquisition Sub and each of Michael Lerner and Michael Bernstein have entered into a Tender Agreement, dated as of the date hereof obligating each of them to tender his Shares (as defined below) pursuant to the Offer (as defined below), substantially in the form of Exhibit A hereto and the Company agrees to use its best efforts to have BT Capital Partners, Inc. and Bear, Stearns & Co., Inc. enter into the Tender Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, Parent, Acquisition Sub and the Company hereby agree as follows:


                                    ARTICLE I

                                   THE OFFER

         1.1 The Offer.

                  (a) Provided that this Agreement shall not have been terminated in accordance with its terms, Acquisition Sub shall, as soon as practicable after the date hereof, commence (within the meaning of Rule 14d-2(a) under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act")), an offer to purchase (as such offer to purchase may be amended in accordance with the terms of this Agreement, the "Offer") all of the issued and outstanding shares ("Shares") of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") at a price of not less than $13.875 per Share, net to the seller in cash (less applicable withholding taxes, if any) (such price, or such other price per Share as may be paid in the Offer, being referred to herein as the "Offer Price"). After the commencement of the Offer, the Offer and the obligation of Acquisition Sub to accept for payment and pay for Shares tendered pursuant to the Offer shall be subject only to the conditions set forth in Annex A hereto and the condition (the "Minimum Condition") that there be validly tendered and not withdrawn prior to the expiration of the Offer at least two-thirds of the Shares on a fully diluted basis (the "Minimum Percentage"). Parent and Acquisition Sub expressly reserve the right to waive any condition set forth in Annex A, to change the form or amount payable per Share in the Offer (including the Offer Price) and to make any other changes in the terms and conditions of the Offer; provided, however, that without the prior written consent of the Company, Parent shall not amend, or permit to be amended, the Offer to (i) decrease the Offer Price, (ii) change the consideration into a form other than cash, (iii) add any conditions to the obligation of Acquisition Sub to accept for payment and pay for Shares tendered pursuant to the Offer, (iv) amend (other than to waive) the Minimum Condition or the other conditions set forth in Annex A, or (v) reduce the maximum number of Shares to be purchased in the Offer. If on the initial scheduled expiration date of the Offer (the "Initial Expiration Date"), which shall be 20 business days after the date the Offer is commenced, all conditions to the Offer shall not have been satisfied or waived, Acquisition Sub may, from time to time, in its sole discretion, extend the expiration date of the Offer (the "Expiration Date"); provided, however, that, except as set forth below, the Expiration Date, as extended, shall be no later than the date that is 40 business days immediately following the Initial Expiration Date. Notwithstanding the foregoing, if on the Initial Expiration Date, the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") in respect of the Offer shall not have expired or been terminated and all other conditions to the Offer shall have been satisfied or waived other than the Minimum Condition, Acquisition Sub shall be required to extend the Expiration Date until such waiting period shall have expired or been terminated, subject to the provisions of Section 9.1(b)(ii). Acquisition Sub shall, on the terms and subject to the prior satisfaction or waiver of the conditions of the Offer, accept for payment and pay for Shares tendered as soon as practicable as it is legally permitted to do so under this Agreement and applicable law. The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") containing the terms set forth in this Agreement, the Minimum Percentage and the conditions set forth in Annex A hereto.

                  (b) On the date the Offer is commenced, Parent and Acquisition Sub shall file or cause to be filed with the Securities and Exchange Commission (the "Commission") a Tender Offer Statement on Schedule TO (together with all amendments or supplements thereto, the "Schedule TO"), which shall include as an exhibit or incorporate by reference, the Offer to Purchase (or portions thereof) and forms of the related letter of transmittal and summary advertisement (such Schedule TO, the Offer to Purchase and related documents, together with all amendments or supplements thereto, are collectively referred to herein as the "Offer Documents"). Parent and Acquisition Sub shall take all necessary steps to cause the Offer Documents (other than the Schedule TO), together with the
Schedule 14D-9 (as hereinafter defined), to be disseminated to the holders of Common Stock as soon as practicable following commencement of the Offer. The Offer Documents shall comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the Commission and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Acquisition Sub with respect to information furnished by the Company for inclusion in the Offer Documents. The information supplied in writing by the Company for inclusion in the Offer Documents and by Parent or Acquisition Sub for inclusion in the Schedule TO (as hereinafter defined) shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent, Acquisition Sub and the Company each agrees promptly to amend or supplement any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect or as otherwise required by applicable federal securities laws, and Parent and Acquisition Sub each further agrees to take all steps necessary to cause the Offer Documents, as so amended or supplemented, to be filed with the Commission and disseminated to the holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review and comment upon the Offer Documents and all amendments and supplements thereto prior to the filing thereof with the Commission or the dissemination thereof to the holders of Shares.

         1.2 Company Actions.

                  (a) The Company hereby approves of and consents to the Offer and represents and warrants that the Board of Directors of the Company (the "Company Board"), at a meeting duly called and held, has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger (as hereinafter defined) taken together, are fair to and in the best interests of the Company and its stockholders, (ii) approved this Agreement and the transactions contemplated hereby, including, without limitation, the Merger and the Offer (collectively, the "Transactions"), and such approval constitutes approval of the Transactions for purposes of Chapter 110F of the Massachusetts General Laws, as amended (the "MGL"), and
(iii) voted to recommend that the stockholders of the Company accept the Offer, tender their Shares thereunder to Acquisition Sub and approve and adopt this Agreement and the Merger, subject to the Company's rights under Section 7.3 hereof.

                  (b) Concurrently with the commencement of the Offer and the filing by or on behalf of Parent and Acquisition Sub of the Schedule TO, the Company shall file with the Commission a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments or supplements thereto, the "Schedule 14D-9"), containing (among other things) the recommendation referred to in clause (iii) of Section 1.2(a) hereof, subject to the

Company's rights under Section 7.3 hereof. The Schedule 14D-9 shall comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the Commission and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information furnished by Parent or Acquisition Sub for inclusion in the Schedule 14D-9. The Company, Parent and Acquisition Sub each agrees promptly to correct, amend or supplement any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect or as otherwise required by applicable federal securities laws, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9, as so amended or supplemented, to be filed with the Commission and disseminated to the holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent, Acquisition Sub and their counsel shall be given a reasonable opportunity to review and comment upon the Schedule 14D-9 and all amendments and supplements thereto prior to the filing thereof with the Commission or the dissemination thereof to the holders of Shares.

                  (c) In connection with the Offer, the Company shall promptly furnish Parent and Acquisition Sub with a list of the names and addresses of all record holders of Shares and security position listings of Shares, each as of a recent date, and shall promptly furnish Parent and Acquisition Sub with such additional information, including updated lists of the stockholders of the Company, lists of the holders of the Company's outstanding stock options, mailing labels, security position listings and such other assistance and information as Parent or Acquisition Sub or their agents may reasonably request. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer, each of Parent and Acquisition Sub shall use the information described in the preceding sentence only in connection with the Offer, and if this Agreement is terminated in accordance with its terms, each of them shall, upon the Company's request, deliver to the Company all such information and any copies or extracts thereof then in its possession or under its control.

         1.3 Board Representation. Promptly upon the purchase of Shares by Acquisition Sub pursuant to the Offer, Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Company Board as is equal to the product of (a) the total number of directors on the Company Board (after giving effect to the directors designated by Parent pursuant to this sentence) and (b) the percentage that the total votes represented by such number of Shares in the election of directors of the Company so purchased by Acquisition Sub bears to the total votes represented by the number of Shares outstanding. In furtherance thereof, the Company shall, upon request by Parent, promptly increase the size of the Company Board and/or exercise its best efforts to secure the resignations of such number of its directors as is necessary to enable Parent's designees to be elected to the

Company Board and shall take all actions to cause Parent's designees to be so elected to the Company Board. At such time, the Company shall also cause persons designated by Parent to constitute at least the same percentage (rounded up to the next whole number) as is on the Company Board of (i) each committee of the Company Board, (ii) each board of directors (or similar body) of each Subsidiary (as defined in Section 10.2 hereof) of the Company (each, a "Company Subsidiary") and (iii) each committee (or similar body) of each such board. The Company shall take, at its expense, all action required pursuant to Section 14(f) and Rule 14f-1 of the Exchange Act in order to fulfill its obligations under this Section 1.3 and shall include in the Schedule 14D-9 to its stockholders such information with respect to the Company and its officers and directors as is required by such Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.3. Parent will supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by such
Section 14(f) and Rule 14f-1. Notwithstanding the foregoing, in the event that Parent's designees are elected to the Company Board, until the Effective Time (as hereinafter defined), the Company Board shall have at least two directors who are directors on the date hereof (the "Independent Directors"); provided that, in such event, if the number of Independent Directors shall be reduced below two for any reason whatsoever, the remaining Independent Director shall be entitled to designate a person to fill such vacancy who shall be deemed to be an Independent Director for purposes of this Agreement, or if no Independent Director then remains, the other directors shall designate two persons to fill such vacancies who shall not be stockholders, affiliates or associates of Parent or Acquisition Sub and such persons shall be deemed to be Independent Directors for purposes of this Agreement. Notwithstanding anything in this Agreement to the contrary, in the event that Parent's designees are elected to the Company Board, after the acceptance for payment of Shares pursuant to the Offer and prior to the Effective Time, the affirmative vote of a majority of the Independent Directors shall be required to (a) amend or terminate this Agreement by the Company, (b) exercise or waive any of the Company's rights, benefits or remedies hereunder, or (c) extend the time for performance of Parent's and Acquisition Sub's respective obligations hereunder.

         1.4 Company Stock Options and Related Matters.

                  (a) Each option (collectively, the "Options") granted under the Company Stock Option Plans (as hereinafter defined), which is outstanding (whether or not currently exercisable) as of immediately prior to the date on which Acquisition Sub accepts for payment Shares pursuant to the Offer (the "Acceptance Date") and which has not been exercised or canceled prior thereto shall, on the Acceptance Date, be canceled and in exchange therefor, Parent shall pay to the holder thereof cash in an amount equal to the product of (i) the number of Shares provided for in such Option and (ii) the excess, if any, of the Offer Price over the exercise price per Share provided for in such Option, which cash payment shall be treated as compensation and shall be net of any applicable federal or state withholding tax. Notwithstanding the foregoing, if the exercise price per Share provided for in any Option exceeds the Offer Price, no cash shall be paid with regard to such Option to the holder of such

Option. The Company shall take all actions necessary to ensure that (i) all Options, to the extent not exercised prior to the Acceptance Date, shall terminate and be canceled as of the Acceptance Date and thereafter be of no further force or effect, (ii) no Options are granted after the date of this Agreement, and (iii) as of the Acceptance Date, the Company Stock Option Plans and all Options issued thereunder shall terminate.

                  (b) Except as may be otherwise agreed to by Parent or Acquisition Sub and the Company, the Company Stock Option Plans shall terminate as of the Acceptance Date and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of the Company Subsidiaries shall be of no further force and effect and shall be deemed to be deleted as of the Acceptance Date and no holder of an Option or any participant in any Company Stock Option Plan or any other plans, programs or arrangements shall have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation (as hereinafter defined) or any Subsidiary thereof.


                                   ARTICLE II
                                   THE MERGER

         2.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, the Company and Acquisition Sub shall consummate a merger (the "Merger") pursuant to which (a) Acquisition Sub shall be merged with and into the Company and the separate corporate existence of Acquisition Sub shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger (sometimes referred to herein as the "Surviving Corporation") and shall continue to be governed by the laws of the Commonwealth of Massachusetts, and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Company shall take such steps as are permitted under the Massachusetts Business Corporation Law ("MBCL") to (i) amend the Articles of Organization of the Company (the "Articles of Organization") so that the Articles of Organization of Acquisition Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Organization of the Surviving Corporation until thereafter amended as provided by law and such Articles of Organization, and (ii) amend the Bylaws of the Company (the "Bylaws") so that the Bylaws of Acquisition Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, by the Articles of Organization of the Surviving Corporation and by such Bylaws. The Merger shall have the effects specified in the MBCL. The purpose, powers, rights and privileges permitted in the Articles of Organization are not to be deemed to be in limitation of similar, other or additional powers, rights and privileges granted or permitted to the Company by the MBCL, it being intended that the Company shall be authorized to have and shall have all the powers, rights, and privileges granted or permitted to a corporation by such statutes.

         2.2 Effective Time. As promptly as practicable after all of the conditions set forth in Article VIII shall have been satisfied or, if permissible, waived by the party entitled to the benefit of the same, Acquisition Sub and the Company shall duly execute and file articles of merger (the "Articles of Merger") with the Secretary of the Commonwealth of Massachusetts in accordance with the MBCL. The Merger shall become effective at such time as the Articles of Merger, accompanied by payment of the filing fee (as provided in Section 114 of the MBCL), have been examined by and received the endorsed approval of the Secretary of State of the Commonwealth of Massachusetts (the "Effective Time").

         2.3 Closing. The closing of the Merger (the "Closing") shall take place at such time and on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VIII hereof (the "Closing Date"), at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts 02109, unless another date or place is agreed to by the parties hereto.

         2.4 Directors and Officers. The directors of Acquisition Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Articles of Organization and Bylaws of the Surviving Corporation.

         2.5 Stockholders Meeting. If required by applicable law in order to consummate the Merger, the Company, acting through the Company Board, shall, in accordance with applicable law:

                    (a) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as promptly as practicable following the Acceptance Date for the purpose of considering and taking action upon the approval of the Merger and the adoption of this Agreement;

                    (b) prepare and file in consultation with Parent with the Commission a preliminary proxy or information statement relating to the Merger and this Agreement containing the information required by the Commission to be included in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the Commission with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendment or supplement thereto (the "Proxy Statement"), to be mailed to its stockholders, provided that no amendment or supplement to the Proxy Statement will be made by the Company without the consultation and approval of Parent and its counsel (which shall not be unreasonably withheld), and to obtain the necessary approvals of the Merger and this Agreement by its stockholders; and

                  (c) include in the Proxy Statement the recommendation of the Company Board that stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement.

                  In the event that a Special Meeting is called with respect to the Merger or related matters, Parent and Acquisition Sub hereby agree to vote all shares of capital stock of the Company that they or any affiliate acquire in the Offer or otherwise are entitled to vote at any such Special Meeting or any adjournment or postponement thereof in favor of the approval of the Merger and the adoption of the Agreement and other related agreements (or any amended version thereof) and any actions related thereto.

         2.6 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Acquisition Sub, the Company or the holders of any Shares:

                  (a) Each issued and outstanding Share held by the Company as a treasury Share or held by any direct or indirect Company Subsidiary and each issued and outstanding Share owned by Parent, Acquisition Sub or any other direct or indirect Subsidiary of Parent (a "Parent Subsidiary") immediately prior to the Effective Time, shall be canceled and retired and cease to exist without any conversion thereof and no payment or distribution shall be made with respect thereto;

                  (b) Each Share issued and outstanding immediately prior to the Effective Time, other than (i) those Shares referred to in Section 2.6(a) and
(ii) Dissenting Shares (as hereinafter defined), shall be canceled and shall be converted automatically into and represent the right to receive the kind and amount of consideration (without interest) equal to the kind and amount of consideration paid per Share pursuant to the Offer (the "Merger Consideration"), payable (without interest) to the holder of such Share upon surrender, in the manner provided in Section 3.1 hereof, of the Certificate (as hereinafter defined) that formerly evidenced such Share. All of the Certificates evidencing Shares, by virtue of the Merger and without any action on the part of the stockholders of the Company or the Company, shall be deemed to be no longer outstanding, shall not be transferable on the books of the Surviving Corporation, and shall represent solely the right to receive the amount set forth in this Section 2.6(b); and

                  (c) Each share of common stock, no par value per share, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation, a certificate for which shall be issued to the stockholder of Acquisition Sub upon surrender to the Surviving Corporation of such stockholder's certificate formerly representing such shares of Acquisition Sub.

         2.7 Taking of Necessary Action; Further Action. Each of Parent, Acquisition Sub and the Company shall use its best efforts to take all such action as may be necessary or appropriate in order to effectuate the Merger under the MBCL as promptly as practicable following the purchase of shares pursuant to the Offer. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of both of the Company and Acquisition Sub, the officers of such corporations are fully authorized in the name of their corporation or otherwise to take, and shall take, all such lawful and necessary action. Acquisition Sub agrees, and Parent agrees to cause Acquisition Sub, to vote all of the Shares owned beneficially or of record by it or any of its affiliates or associates as of the record date for the Special Meeting in favor of the Merger at the Special Meeting.


                                   ARTICLE III

                     PAYMENT FOR SHARES; DISSENTING SHARES

         3.1 Payment for Shares of Company Common Stock.

                  (a) Prior to the Effective Time, Parent shall designate a bank or trust company to act as agent for the holders of the Shares in connection with the Merger (the "Paying Agent") for purposes of effecting the exchange of certificates for the Merger Consideration which, prior to the Effective Time, represented Shares entitled to receive the Merger Consideration pursuant to
Section 2.6(b) hereof.

                  (b) Immediately prior to the Effective Time, Parent or Acquisition Sub shall deposit in trust with the Paying Agent cash in an aggregate amount equal to the product of (i) the number of Shares issued and outstanding immediately prior to the Effective Time (other than Shares owned by, or issuable upon conversion of other securities to, the Company, Parent, Acquisition Sub or any direct or indirect Parent Subsidiary or Company Subsidiary and Shares known immediately prior to the Effective Time to be Dissenting Shares) (as hereinafter defined) and (ii) the Merger Consideration (such aggregate amount being hereinafter referred to as the "Payment Fund"). The Paying Agent shall, pursuant to irrevocable instructions, make the payments referred to in Section 2.6(b) hereof out of the Payment Fund.

                  (c) Promptly after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each person who was a record holder of an outstanding certificate or certificates which immediately prior to the Effective Time represented Shares (the "Certificates"), whose Shares were converted pursuant to Section 2.6(b) into the right to receive the Merger Consideration, a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as

Parent and the Company may reasonably specify) and instructions for its use in surrendering Certificates in exchange for payment of the Merger Consideration. Upon the surrender to the Paying Agent of such a Certificate, together with such duly executed letter of transmittal and any other required documents, the holder thereof shall be paid, without interest thereon, the Merger Consideration to which such holder is entitled hereunder, and such Certificate shall forthwith be canceled. Until so surrendered, each such Certificate shall, after the Effective Time, represent solely the right to receive the Merger Consideration into which the Shares such Certificate theretofore represented shall have been converted pursuant to Section 2.6(b), and the holder thereof shall not be entitled to be paid any cash to which such holder otherwise would be entitled. In case any payment pursuant to this Section 3.1 is to be made to a holder other than the registered holder of a surrendered Certificate, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of such cash to a person other than the registered holder of the Certificate surrendered, or that such person shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable.

                  (d) Promptly following the date which is six months after the Effective Time, the Paying Agent shall return to the Surviving Corporation all cash, certificates and other instruments in its possession that constitute any portion of the Payment Fund (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it), and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate shall be entitled to look to the Surviving Corporation (subject to applicable abandoned property, escheat and similar laws) only as a general creditor thereof with respect to any Merger Consideration, without interest, that may be payable upon due surrender of the Certificate or Certificates held by them. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to a holder of Certificates that prior to the Effective Time evidenced Shares for any Merger Consideration delivered pursuant hereto to a public official pursuant to applicable abandoned property, escheat or other similar laws.

                  (e) At the Effective Time, the Company Common Stock transfer books shall be closed and no transfer of Shares shall be made thereafter. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent, they shall be canceled and exchanged for the Merger Consideration as provided in Section 2.6(b), subject to applicable law in the case of Dissenting Shares.

                  (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving Corporation, upon the posting by such person of a bond in such amount as Parent or the Surviving Corporation may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed

Certificate, the cash representing the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

         3.2 Appraisal Rights.

                  (a) Notwithstanding anything in this Agreement to the contrary, any Shares ("Dissenting Shares") which are issued and outstanding immediately prior to the Effective Time and which are held by stockholders of the Company who have timely filed with the Company, before the taking of the vote of the stockholders of the Company to approve this Agreement, written objections to such approval stating their intention to demand payment for such Shares, and who have not voted such Shares in favor of the adoption of this Agreement will not be converted as described in Section 2.6 hereof, but will thereafter constitute only the right to receive payment of the fair value of such Shares in accordance with the applicable provisions of the MBCL (the "Appraisal Rights Provisions"); provided, however, that all Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Shares under the Appraisal Rights Provisions shall thereupon be deemed to have been canceled and retired and to have been converted, as of the Effective Time, into the right to receive the Merger Consideration, without interest, in the manner provided in Section
2.6 hereof. Persons who have perfected statutory rights with respect to Dissenting Shares as aforesaid will not be paid by the Surviving Corporation as provided in this Agreement and will have only such rights as are provided by the Appraisal Rights Provisions with respect to such Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, if Parent or Acquisition Sub abandons or is finally enjoined or prevented from carrying out, or the stockholders rescind their adoption of, this Agreement, the right of each holder of Dissenting Shares to receive the fair value of such Dissenting Shares in accordance with the Appraisal Rights Provisions will terminate, effective as of the time of such abandonment, injunction, prevention or rescission.

                  (b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to the MBCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the MBCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle any such demands.

                  (c) Each dissenting stockholder who becomes entitled under the MBCL to payment for Dissenting Shares shall receive payment therefor after the Effective Time from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to the MBCL) and such Dissenting Shares shall be canceled.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                           PARENT AND ACQUISITION SUB

         Except as set forth in the disclosure schedules delivered at or prior to the execution hereof to the Company which shall refer to the relevant sections of this Agreement (the "Parent Disclosure Schedule"), Parent and Acquisition Sub jointly and severally hereby represent and warrant to the Company as follows:

         4.1      Existence; Good Standing; Authority; Compliance With Law.

                  (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the Province of Quebec. Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Massachusetts. Except as set forth in Section 4.1 of the Parent Disclosure Schedule, each of Parent and Acquisition Sub is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified would not have a Parent Material Adverse Effect (as defined below). For purposes of this Agreement, a "Parent Material Adverse Effect" shall mean a material adverse effect on the current business, results of operations or financial condition of Parent and its Subsidiaries taken as a whole. Each of Parent and Acquisition Sub has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

                  (b) Neither Parent nor Acquisition Sub is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which Parent or Acquisition Sub or any of their respective properties or assets is subject, where such violation would have a Parent Material Adverse Effect. Parent and Acquisition Sub have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their businesses as now conducted, where the failure to obtain any such license, permit or authorization or to take any such action would have a Parent Material Adverse Effect.

                  (c) Copies of the Articles or Certificate of Incorporation and bylaws (and in each such case, all amendments thereto) of each of the Parent and Acquisition Sub are in Section 4.1 of the Parent Disclosure Schedule.

         4.2 Authorization; Validity of Agreement; Necessary Action. Each of Parent and Acquisition Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by Parent and

Acquisition Sub of this Agreement and the consummation of the Transactions have been duly authorized by the Board of Directors of Parent (the "Parent Board") and the Board of Directors of Acquisition Sub (the "Acquisition Sub Board") and by Parent as the sole stockholder of Acquisition Sub, and except as set forth in
Section 4.2 of the Parent Disclosure Schedule, no other corporate action on the part of Parent and Acquisition Sub is necessary to authorize the execution and delivery by Parent and Acquisition Sub of this Agreement and the consummation of the Transactions. This Agreement has been duly executed and delivered by Parent and Acquisition Sub and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of each of Parent and Acquisition Sub, as the case may be, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         4.3 Consents and Approvals; No Violations. Except as set forth in
Section 4.3 of the Parent Disclosure Schedule and except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, state securities or state "Blue Sky" laws and the MGL, none of the execution, delivery or performance of this Agreement by Parent or Acquisition Sub, the consummation by Parent or Acquisition Sub of the Transactions or compliance by Parent or Acquisition Sub with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the respective articles of organization or bylaws of Parent or Acquisition Sub, (ii) require any filing with, or permit, authorization, consent or approval of, any state or federal government or governmental authority or by any United States or state court of competent jurisdiction (a "Governmental Entity"), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the material terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Acquisition Sub is a party or by which either of them or any of their respective properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, Acquisition Sub or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, have a Parent Material Adverse Effect.

         4.4 Required Financing. Parent and Acquisition Sub have financing commitments in place which, if funded in accordance with their terms, will provide sufficient funds to purchase and pay for the Shares pursuant to the Offer and the Merger in accordance with the terms of this Agreement, to consummate the Transactions and to repay all amounts of the Company's outstanding indebtedness for borrowed money. Neither Parent nor Acquisition Sub has any reason to believe that any condition to such financing commitments cannot or will not be waived or satisfied prior to the Initial Expiration Date. Parent has provided to the Company a true, complete and correct copy of the financing commitment letter (the "Financing Letter"), and all amendments thereto, executed by the lender (the "Lender"). Parent will provide to the

Company any amendments to the Financing Letter as promptly as possible (but in any event within twenty-four (24) hours).


                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the disclosure schedules delivered at or prior to the execution hereof to Parent and Acquisition Sub, which shall refer to the relevant sections of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Acquisition Sub as follows:

         5.1      Existence; Good Standing; Authority; Compliance With Law.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Except as set forth in Section 5.1 of the Company Disclosure Schedule, the Company is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified would not have a Company Material Adverse Effect (as defined below). For purposes of this Agreement, a "Company Material Adverse Effect" shall mean a material adverse effect on the business, assets, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole. The Company has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

                  (b) Each of the Company Subsidiaries listed in Section 5.1 of the Company Disclosure Schedule (the "Company Subsidiaries") is a corporation, partnership or limited liability company (or similar entity or association in the case of those Company Subsidiaries organized and existing other than under the laws of a state of the United States) duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or other power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Company Material Adverse Effect. The Company has no other subsidiaries other than the Company Subsidiaries.

                  (c) Neither the Company nor any of the Company Subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which the Company or any Company Subsidiary or any of their respective properties or assets is subject, where such violation, alone or together with all other violations would have a Company Material Adverse Effect. The Company and the Company Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their businesses as now conducted, where the failure to obtain any such license, permit or authorization or to take any such action, alone or together with all other failures, would have a Company Material Adverse Effect.

                  (d) Copies of the Articles of Organization and Bylaws and the other charter documents, bylaws, organizational documents and partnership, limited liability company and joint venture agreements (and in each such case, all amendments thereto) of the Company and each of the Company Subsidiaries are in Section 5.1 of the Company Disclosure Schedule.

         5.2 Authorization, Validity and Effect of Agreements. The Company has the requisite power and authority to enter into the Transactions and to execute and deliver this Agreement. The Company Board has approved this Agreement and the Transactions. In connection with the foregoing, the Company Board has taken such actions and votes as are necessary on its part to render the provisions of Chapter 110F of the MGL and all other applicable takeover statutes inapplicable to this Agreement and the Transactions. Subject only to the approval of this Agreement by the holders of the Company Common Stock, if required, the execution by the Company of this Agreement and consummation of the Transactions have been duly authorized by all requisite corporate action on the part of the Company. This Agreement, assuming due and valid authorization, execution and delivery thereof by Parent and Acquisition Sub, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         5.3 Capitalization. The authorized capital stock of the Company consists of 15,000,000 shares of Company Common Stock and 100,000 shares of preferred stock, $1.00 par value per share, of the Company (the "Company Preferred Stock"). As of the date of this Agreement, (i) 8,572,215 shares of Company Common Stock were issued and outstanding, (ii) 2,900,000 shares of Company Common Stock have been authorized and reserved for issuance pursuant to the Company's stock option plans listed in Section 5.3 of the Company Disclosure Schedule (the "Company Stock Option Plans"), subject to adjustment on the terms set forth in the Company Stock Option Plans, (iii) 2,640,232 Options were outstanding under the Company Stock Option Plans, and (iv) no shares of Company Common Stock and no shares of Company Preferred Stock were held in the treasury of the Company. As of the date of this Agreement, the Company had no shares of Company Common Stock reserved for issuance other than as described above. All such issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Except for the Options (all of which have been issued under the Company Stock Option Plans), as of the date of this Agreement there are not any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company to issue, transfer or sell any shares of capital stock of the Company.
Section 5.3 of the Company Disclosure Schedule sets forth a full list of the Options, including the name of the person to whom such Options have been granted, the number of shares subject to each Option, the per share exercise price for each Option, and the vesting schedule for each Option. As of the Acceptance Date, pursuant to the Company Stock Option Plans, the Options will be fully vested and immediately exercisable. Except as set forth in Section 5.3 of the Company Disclosure Schedule, there are no agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of any shares of capital stock of the Company or which restrict the transfer of any such shares, nor does the Company have knowledge of any third party agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares. Except as set forth in
Section 5.3 of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock, partnership interests or any other securities of the Company or any Company Subsidiary. Except as set forth in Section 5.3 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is under any obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of their securities under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act").

         5.4 Subsidiaries. Except as set forth in Section 5.4 of the Company Disclosure Schedule, the Company owns directly or indirectly each of the outstanding shares of capital stock or other equity interest of each of the Company Subsidiaries. Each of the outstanding shares of capital stock of each of the Company Subsidiaries having corporate form is duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 5.4 of the Company Disclosure Schedule, each of the outstanding shares of capital stock or other equity interest of each of the Company Subsidiaries is owned, directly or indirectly, by the Company free and clear of all liens, pledges, security interests, claims or other encumbrances. The following information for each Company Subsidiary as of the date of this Agreement is set forth in Section 5.4 of the Company Disclosure Schedule: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock, share capital or other equity interest, to the extent applicable; and (iii) the name of each stockholder or equity interest holder and the number of issued and outstanding shares of capital stock, share capital or other equity interest held by it.

         5.5 Other Interests. Except as set forth in Section 5.5 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, business, trust or other entity (other than investments in short-term investment securities).

         5.6 No Violation; Consents. Except as set forth in Section 5.6 of the Company Disclosure Schedule, neither the execution and delivery by the Company of this Agreement nor consummation by the Company of the Transactions in accordance with the terms hereof, will conflict with or result in a breach of any provisions of the Articles of Organization or the Bylaws. Except as set forth in Section 5.6 of the Company Disclosure Schedule, the execution and delivery by the Company of this Agreement and consummation by the Company of the Transactions in accordance with the terms hereof will not violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of the Company or the Company Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of (i) any note, bond, mortgage, indenture or deed of trust or (ii) any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Company or any of the Company Subsidiaries is a party, or by which the Company or any of the Company Subsidiaries or any of their properties is bound, except as otherwise would not, individually or in the aggregate, have a Company Material Adverse Effect. Other than the filings provided for in Article II of this Agreement, the HSR Act, the Exchange Act or applicable state securities and "Blue Sky" laws (collectively, the "Regulatory Filings"), the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and consummation of the Transactions does not, require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not, individually or in the aggregate, have a Company Material Adverse Effect.

         5.7 Commission Documents. The Company has filed all required forms, reports and documents with the Commission since December 31, 1997 (collectively, the "Company SEC Reports"), all of which were prepared in accordance with the applicable requirements of the Exchange Act, the Securities Act and the rules and regulations promulgated thereunder (the "Securities Laws"). All required Company SEC Reports have been filed with the Commission and constitute all forms, reports and documents required to be filed by the Company under the Securities Laws since December 31, 1997. As of their respective dates, the Company SEC Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of the Company included in or incorporated by reference into the Company SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of the Company and the Company Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of the Company included in or incorporated by reference into the Company SEC Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of the Company and the Company Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to Section 13 or 15(d) of the Exchange Act. No Company Subsidiary is required to file any form, report or document with the Commission.

         5.8 Litigation. Except as set forth in Section 5.8 of the Company Disclosure Schedule, there is no litigation, suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries, as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, individually or in the aggregate with all such other litigation, suits, actions or proceedings, would
(i) have a Company Material Adverse Effect, (ii) materially and adversely affect the Company's ability to perform its obligations under this Agreement or (iii) prevent the consummation of any of the Transactions.

         5.9 Absence of Certain Changes. Except as disclosed in the Company SEC Reports filed with the Commission between December 31, 1999 and the date of this Agreement, and except as set forth in Section 5.9 of the Company Disclosure Schedule, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course of business and there has not been: (i) as of the date hereof, any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company; (ii) any material commitment, contractual obligation (including, without limitation, any management or franchise agreement, any lease (capital or otherwise) or any letter of intent), borrowing, liability, guaranty, capital expenditure or transaction (each, a "Commitment") entered into by the Company or any of the Company Subsidiaries outside the ordinary course of business except for Commitments for expenses of attorneys, accountants and investment bankers incurred in connection with the Transactions; or (iii) any material change in the Company's accounting principles, practices or methods.

         5.10 Taxes.

                  (a) Except as set forth in Section 5.10 of the Company Disclosure Schedule, each of the Company and the Company Subsidiaries (i) has timely filed all Tax Returns (as defined below) which the Company was required to file (after giving effect to any filing extension granted by a Governmental Entity) and (ii) has paid all Taxes (as defined below) shown on such Tax Returns as required to be paid by it, except, in each case, where the failure to file such Tax Returns or pay such Taxes would not, individually or in the aggregate, have a

Company Material Adverse Effect. Except as set forth in Section 5.10 of the Company Disclosure Schedule, the most recent audited financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended January 1, 2000 reflect, to the knowledge of the Company, an adequate reserve for all Taxes payable by the Company and the Company Subsidiaries for all taxable periods and portions thereof through the date of such financial statements in accordance with GAAP, whether or not shown as being due on any returns. To the knowledge of the Company, and except as set forth in Section
5.10 of the Company Disclosure Schedule, no deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of the Company Subsidiaries as of the date of this Agreement, and no requests for waivers of the time to assess any such Taxes are pending.

                  (b) For purposes of this Agreement, "Taxes" means any and all taxes, fees, levies, duties tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, worker's compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and customers; duties, tariffs and similar charges.

                  (c) For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

         5.11     Properties.

                  (a) Section 5.11 of the Company Disclosure Schedule lists all real property leased or subleased to or by the Company or any of the Company Subsidiaries and lists the term of such lease, any extension and expansion options, and the rent payable thereunder. The Company has delivered to Parent or Acquisition Sub complete and accurate copies of the leases and subleases (as amended to date) listed in Section 5.11 of the Company Disclosure Schedule. With respect to each lease and sublease listed in Section 5.11 of the Company Disclosure Schedule except as would not, individually or in the aggregate, have a Company Material Adverse Effect:

                           (i) the lease or sublease is legal, valid, binding, enforceable obligation of the Company or Company Subsidiary, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity;

                           (ii) neither the Company nor any Company Subsidiary, or to the knowledge of the Company any other party, is in material breach or violation of, or default under, any such lease or sublease, and, to the knowledge of the Company, no event has occurred, is pending or, is threatened, which, after the giving of notice, with lapse of time, would constitute a material breach or default by the Company or a Company Subsidiary, or to the knowledge of the Company, any other party under such lease or sublease;

                           (iii) neither the Company nor any Company Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

                           (iv) the Company is not aware of any Encumbrances (as defined below), easement, covenant or other restriction applicable to the real property subject to such lease, except for recorded easements, covenants and other restrictions which do not, individually or in the aggregate, materially impair the current uses or the occupancy by the Company of the property subject thereto.

                  (b) Except as set forth in Section 5.11 of the Company Disclosure Schedule, the Company and the Company Subsidiaries own good title, free and clear of all liens which secure the payment of money mortgages or deeds of trust, monetary, charges which are liens, security interests or other encumbrances on title which secure the payment of money (collectively, "Encumbrances"), to all property and assets necessary to conduct the business of the Company as presently conducted, except for (A) Encumbrances reflected in the Company's balance sheet at January 1, 2000 as reflected in the Company SEC Reports, (B) Encumbrances or imperfections of title which are not, individually or in the aggregate, material in character, amount or extent and which do not materially detract from the value or materially interfere with the present or presently contemplated use of the assets subject thereto or affected thereby, and (C) Encumbrances for current Taxes not yet due and payable. All of the machinery, equipment and other tangible personal property and assets owned or used by the Company and the Company Subsidiaries are, to the Company's knowledge, in good condition and repair, except for ordinary wear and tear, to the extent necessary to permit the Company and the Company Subsidiaries to conduct their business as they are presently being conducted.

         5.12 Intellectual Property. To the knowledge of the Company, the Company or the Company Subsidiaries are the owner of, or a licensee under a valid license for, all items of intangible property which are material to the business of the Company and the Company Subsidiaries as currently conducted, taken as a whole, including, without limitation, trade names, unregistered trademarks and service marks, brand names, software, patents and copyrights. As of the date of this Agreement, except as disclosed in the Company SEC Reports or
Section 5.12 of the Company Disclosure Schedule, there are no claims pending or, to the Company's knowledge, threatened, that the Company or any Company Subsidiary is in violation of any such intellectual property right of any third party which, individually or in the aggregate, would have a Company Material Adverse Effect, and, to the Company's knowledge, no third party is in violation of any intellectual property rights of the Company or any Company Subsidiary which, individually or in the aggregate, would have a Company Material Adverse Effect.

         5.13 Environmental Matters. The Company and the Company Subsidiaries are in compliance with all Environmental Laws (as defined below), except for any noncompliance that, either singly or in the aggregate, would not have a Company Material Adverse Effect. As used in this Agreement, "Environmental Laws" shall mean all federal, state and local laws, rules, regulations, ordinances and orders that purport to regulate the release of hazardous substances into the environment, or impose requirements relating to environmental protection. As used in this Agreement, "Hazardous Materials" means any "hazardous waste" as defined in either the United States Resource Conservation and Recovery Act or regulations adopted pursuant to said act, any "hazardous substances" or "pollutant" or "contaminant" as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act and, to the extent not included in the foregoing, any medical waste, oil or fractions thereof. Except as set forth in Section 5.13 of the Company Disclosure Schedule, there is no administrative or judicial enforcement proceeding pending, or to the knowledge of the Company threatened, against the Company or any Company Subsidiary under any Environmental Law. Except as set forth in Section 5.13 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary or, to the knowledge of the Company, any legal predecessor of the Company or any Company Subsidiary, has received any written notice that it is potentially responsible under any Environmental Law for costs of response or for damages to natural resources, as those terms are defined under the Environmental Laws, at any location and neither the Company nor any Company Subsidiary has transported or disposed of, or allowed or arranged for any third party to transport or dispose of, any waste containing Hazardous Materials at any location included on the National Priorities List, as defined under the Comprehensive Environmental Response, Compensation, and Liability Act, or any location proposed for inclusion on that list or at any location on any analogous state list. Except as set forth in Section 5.13 of the Company Disclosure Schedule, (i) the Company has no knowledge of any release on the real property owned or leased by the Company or any Company Subsidiary or predecessor entity of Hazardous Materials in a manner that could result in an order to perform a response action or in material liability under the Environmental Laws, and (ii) to the Company's knowledge, there is no hazardous waste treatment, storage or disposal facility, underground storage tank, landfill, surface impoundment, underground injection well, friable asbestos or PCB's, as those terms are defined under the Environmental Laws, located at any of the real property owned or leased by the Company or any Company Subsidiary or predecessor entity or facilities utilized by the Company or the Company Subsidiaries.

         5.14     Employee Benefit Plans.

                  (a) Section 5.14 of the Company Disclosure Schedule sets forth a list of every Company Benefit Plan (as hereinafter defined) that is maintained by the Company or an Affiliate (as hereinafter defined) on the date hereof.


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
                  (b) Each Company Benefit Plan which has been intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), has received a favorable determination or approval letter from the Internal Revenue Service ("IRS") regarding its qualification under such section and neither the Company nor any Affiliate knows that any such Company Benefit Plan has been maintained in a manner that would preclude qualified status.

                  (c) With respect to any Company Benefit Plan, there has been no (i) "prohibited transaction," as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975, for which an exemption is not available or (ii) material failure to comply with any provision of ERISA, other applicable law, or any agreement, which, in either case, would subject the Company or any Affiliate to liability (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, or taxes, or any other material loss or expense that would have a Company Material Adverse Effect. No litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or, to the Company's knowledge, threatened with respect to any such Company Benefit Plan.

                  (d) Neither the Company nor any Affiliate has incurred any liability under Title IV of ERISA which has not been paid in full as of the date of this Agreement. There has been no "accumulated funding deficiency" (whether or not waived) with respect to any employee pension benefit plan ever maintained by the Company or any Affiliate and subject to Code Section 412 or ERISA Section
302. With respect to any Company Benefit Plan maintained by the Company or any Affiliate and subject to Title IV of ERISA, there has been no (other than as a result of the transactions contemplated by this Agreement) (i) "reportable event," within the meaning of ERISA Section 4043 or the regulations thereunder, for which the notice requirement is not waived by the regulations thereunder, and (ii) event or condition which presents a material risk of a plan termination or any other event that may cause the Company or any Affiliate to incur liability or have a lien imposed on its assets under Title IV of ERISA. Except as set forth in Section 5.14 of the Company Disclosure Schedule, neither the Company nor any Affiliate has ever maintained a Multiemployer Plan (as hereinafter defined).

                  (e) With respect to each Company Benefit Plan, complete and correct copies of the following documents (if applicable to such Company Benefit
Plan) have previously been made available to Parent: (i) all documents embodying or governing such Company Benefit Plan, and any funding medium for such Company Benefit Plan (including, without limitation, trust agreements) as they may have been amended to the date hereof; (ii) the most recent IRS determination or approval letter with respect to such Company Benefit Plan under Code Section 401(a), and any applications for determination or approval subsequently filed with the IRS; (iii) the most recently filed IRS Form 5500, with all applicable schedules and accountants' opinions attached thereto; and (iv) the current summary plan description for such Company

Benefit Plan (or other descriptions of such Company Benefit Plan provided to employees) and all modifications thereto.

                  (f)      For purposes of this Section:

                           (i) "Company Benefit Plan" means (A) all employee
                  benefit plans within the meaning of ERISA Section 3(3) maintained by the Company or any Affiliate, and (B) all stock option plans and stock purchase plans.

                           (ii) An entity "maintains" a Company Benefit Plan if
                  such entity sponsors, contributes to, or provides benefits under or through such Company Benefit Plan, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under or through such Company Benefit Plan, or if such Company Benefit Plan provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries);

                           (iii) An entity is an "Affiliate" of the Company for
                  purposes of this Section 5.14 if it would have ever been considered a single employer with the Company under ERISA
                  Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA Section 302(d)(8)(C); and

                           (iv) "Multiemployer Plan" means an employee pension
                  or welfare benefit plan to which more than one unaffiliated employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

         5.15 Labor Matters. Except as set forth in Section 5.15 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries relating to their business, except for any such proceeding which would not have a Company Material Adverse Effect. To the Company's knowledge there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of the Company Subsidiaries.

         5.16 No Brokers. Neither the Company nor any of the Company Subsidiaries has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of such entity or Parent or Acquisition Sub to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Transactions, except that the Company has retained Goldman, Sachs & Co. ("Goldman Sachs") as its financial advisor in connection with the Transactions. Other than the foregoing arrangements, the Company is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Transactions.

         5.17 Opinion of Financial Advisor. The Company has received the opinion of Goldman Sachs to the effect that, as of the date hereof, the Offer Price and the Merger Consideration are fair to the holders of the Company Common Stock from a financial point of view.

         5.18 Material Contracts. Except as set forth on Schedule 5.18 of the Company Disclosure Schedule, the Company SEC Documents list all Material Contracts (as defined below) of the Company, and except as set forth on Schedule
5.18 of the Company Disclosure Schedule or in the Company SEC Documents, to the knowledge of the Company, each Material Contract is valid, binding and enforceable and in full force and effect; except where such failure to be valid, binding and enforceable and in full force and effect would not, individually or in the aggregate, have a Company Material Adverse Effect, and there are no defaults thereunder, except those defaults that would not, individually or in the aggregate, have a Company Material Adverse Effect. For purposes of this Agreement, "Material Contracts" shall mean (i) all contracts, agreements or understandings with customers of the Company and Company Subsidiaries in the last fiscal year where each customers' contracts, agreements or understandings in the aggregate account for more than 10% of the Company's annual revenues;
(ii) all acquisition, merger, asset purchase or sale agreements entered into by the Company in the last two fiscal years with a transaction value in excess of 10% of the Company's annual revenues; and (iii) any other agreements within the meaning set forth in Item 601(b)(10) of Regulation S-K of Title 17, Part 229 of the Code of Federal Regulations.

         5.19 Definition of the Company's Knowledge. As used in this Agreement, the phrase "to the knowledge of the Company" or any similar phrase means the actual (and not the constructive or imputed) knowledge, after due inquiry, of those individuals identified in Section 5.19 of the Company Disclosure Schedule.


                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

         6.1 Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, except as otherwise contemplated by this Agreement, the Company shall and shall cause each of the Company Subsidiaries to carry on their respective businesses in the usual, regular and ordinary course, consistent with past practice, and use their best efforts to preserve intact their present business organizations, keep available the services of their present advisors, managers, officers and employees and preserve their relationships with customers, suppliers, licensors and others having business dealings with them and continue existing contracts as in effect on the date hereof (for the term provided in such contracts). Without limiting the generality of the foregoing, neither the Company nor any of the Company Subsidiaries will (except as expressly permitted by this Agreement or to the extent that Parent shall otherwise consent in writing):

                  (a) split, combine or reclassify any shares of capital stock of the Company or declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of any shares of capital stock of the Company, except for dividends paid by any Company Subsidiary to the Company or any Company Subsidiary that is, directly or indirectly, wholly owned by the Company;

                  (b) authorize for issuance, issue or sell or agree or commit to issue or sell (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, stock appreciation rights) (other than the issuance of Shares upon the exercise of Options and Warrants outstanding on the date of this Agreement in accordance with their present terms);

                  (c) acquire, sell, lease, encumber, transfer or dispose of any assets outside the ordinary course of business which are material to the Company or any of the Company Subsidiaries (whether by asset acquisition, stock acquisition or otherwise), except pursuant to obligations in effect on the date hereof or as set forth in Section 6.1 of the Company Disclosure Schedule;

                  (d) except up to $10,000,000 pursuant to credit facilities in existence on the date hereof, incur any amount of indebtedness for borrowed money, guarantee any indebtedness, issue or sell debt securities, make any loans, advances or capital contributions, mortgage, pledge or otherwise encumber any material assets, create or suffer any material lien thereupon other than in the ordinary course of business, except, in each case, pursuant to credit facilities in existence on the date hereof;

                  (e) except pursuant to any mandatory payments under any credit facilities in existence on the date hereof, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than any payment, discharge or satisfaction (i) in the ordinary course of business consistent with past practice, or (ii) in connection with the Transactions;

                  (f) change any of the accounting principles or practices used by it (except as required by generally accepted accounting principles, in which case written notice shall be provided to Parent and Acquisition Sub prior to any such change);

                  (g) except as required by law, (i) enter into, adopt, amend or terminate any Company Benefit Plan, (ii) enter into, adopt, amend or terminate any agreement, arrangement, plan or policy between the Company or any of the Company Subsidiaries and one or more of their directors or officers, or (iii) except for normal increases in the ordinary course of business consistent with past practice, increase in any manner the compensation or fringe benefits of any non-executive officer or employee or pay any benefit not required by any Company Benefit Plan or arrangement as in effect as of the date hereof;

                  (h) adopt any amendments to the Articles of Organization or the Bylaws except as expressly provided by the terms of this Agreement;

                  (i) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization (other than plans of complete or partial liquidation or dissolution of inactive Company Subsidiaries);

                  (j) settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) other than settlements or compromises for litigation where the amount paid (after giving effect to insurance proceeds actually received) in settlement or compromise does not exceed $100,000;

                  (k) amend any term of any outstanding security of the Company or any Company Subsidiary;

                  (l) other than in the ordinary course of business, neither the Company nor any Company Subsidiary shall modify or amend any Material Contract to which the Company or any Company Subsidiary is a party or waive, release or assign any material rights or claims under any such Material Contract;

                  (m) authorize, commit to or make any equipment purchases or capital expenditures other than in the ordinary course of business and consistent with past practice; or

                  (n) enter into an agreement to take any of the foregoing actions.


                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         7.1      HSR and Other Filings.

                  (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with each other in connection with the foregoing, including the taking of such actions as are necessary to obtain any necessary consents, approvals, orders, exemptions and authorizations by or from any public or private third party, including, without limitation, any that are required to be obtained under any federal, state or local law or regulation or any contract, agreement or instrument to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets are bound, to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the Transactions, to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the Transactions, and to effect all necessary registrations and submissions of information requested by governmental authorities. For purposes of the foregoing sentence, the obligations of Parent and the Company to use their "best efforts" to obtain waivers, consents and approvals to loan agreements, leases and other contracts shall not include any obligation to agree to an adverse modification of the terms of such documents or to prepay or incur additional obligations to such other parties. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of Parent and the Company shall take all such necessary action.

                  (b) Without limiting the generality of the foregoing, as promptly as practicable, Parent and the Company each shall properly prepare and file any other filings required under federal or state law relating to the Merger and the other Transactions (including filings, if any, required under the HSR Act) (collectively, "Other Filings"). Each of Parent and the Company shall promptly notify the other of the receipt of any comments on, or any request for amendments or supplements to, any Other Filings by any Governmental Entity or official, and each of Parent and the Company shall supply the other with copies of all correspondence between it and each of its Subsidiaries and representatives, on the one hand, and any other appropriate governmental official, on the other hand, with respect to any Other Filings. Parent and Acquisition Sub hereby covenant and agree to use their respective best efforts to secure termination of any waiting periods under the HSR Act and obtain the approval of the Federal Trade Commission (the "FTC") or any other Governmental Entity for the transactions contemplated hereby, including, without limitation,
(i) defending through litigation on the merits any antitrust, trade regulation or competition claim asserted in any court by any Governmental Entity, including, but not limited to, defending against any request for, or seeking to have vacated or terminated, any decree, order or judgment that would restrain, prevent or delay consummation of the Merger, and (ii) divesting such plants, assets or businesses of Parent or the Company or any of their respective Subsidiaries (including entering into ancillary agreements relating to any such divestiture of such assets or businesses) as may be required in order to avoid the filing of a lawsuit by any Governmental Entity seeking to enjoin the Merger, or the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing or delaying the consummation of the Merger. At the request of Parent, the Company shall agree to divest, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, product lines or assets of the Company or any of the Company Subsidiaries, provided that any such action shall be conditioned upon the consummation of the Merger. The Company and Parent shall keep the other apprised of the status of matters relating to the completion of the transactions contemplated hereby and work cooperatively in connection with obtaining any consents from Governmental Entity, including, without limitation: (i) promptly notifying the other of, and if in writing, furnishing the other with copies of (or, in the case of material oral communications, advise the other orally of) any communications from or with any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) permitting the other party to review and discuss in advance, and considering in good faith the views of one another in connection with, any proposed written (or any material proposed oral) communication with any Governmental Entity, (iii) not participating in any meeting with any Governmental Entity unless it consults with the other party in advance and to the extent permitted by such Governmental Entity gives the other party the opportunity to attend and participate thereat, (iv) furnishing the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and any Governmental Entity with respect to this Agreement and the Merger, and (v) furnishing the other party with such necessary information and reasonable assistance as such other party may reasonably request in connection with its preparation of necessary filings or submissions of information to any Governmental Entity. The Company and Parent may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section as "outside counsel only." Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient unless express permission is obtained in advance from the source of the materials (the Company or Parent, as the case may be) or its legal counsel.

         7.2 Fees and Expenses. Subject to Section 9.2(b) hereof, whether or not the Merger is consummated, all fees, costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such fees, costs or expenses.

         7.3 No Solicitations.

                  (a) The Company represents and warrants that it has terminated any discussions or negotiations relating to, or that may be reasonably expected to lead to, any Acquisition Proposal (as hereinafter defined) and will promptly request the return of all confidential information regarding the Company provided to any third party prior to the date of this Agreement pursuant to the terms of any confidentiality agreements. Except as permitted by this Agreement, the Company shall not, and shall not authorize or permit any Company Subsidiary or any of their respective officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes an Acquisition Proposal, or (ii) participate in any discussions or negotiations regarding an Acquisition Proposal. Notwithstanding anything to the contrary in this Agreement, if the Company receives an Acquisition Proposal that was unsolicited or that did not otherwise result from a breach of this Section 7.3(a), and the Company Board determines in good faith (after consulting with its outside legal counsel and its financial advisor) that such Acquisition Proposal is reasonably likely to lead to a Superior Proposal (as defined below), the Company (x) may furnish non-public information with respect to the Company and the Company Subsidiaries to the person who made such Acquisition Proposal (a "Third Party") and (y) may participate in negotiations regarding such Acquisition Proposal. Notwithstanding anything to the contrary in this Agreement, the Company will notify Parent after receipt of any Acquisition Proposal, but shall not be required to disclose to Parent or Acquisition Sub the identity of the Third Party making any such Acquisition Proposal and shall have no duty to notify or update Parent or Acquisition Sub on the status of discussions or negotiations (including the status of such Acquisition Proposal or any amendments or proposed amendments thereto) between the Company and such Third Party.

                  (b) The Board of Directors of the Company shall not withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Acquisition Sub, its approval or recommendation of this Agreement or the Offer or the Merger unless the Board of Directors of the Company shall have received an Acquisition Proposal reasonably likely to lead to a Superior Proposal and shall have determined in good faith, after consulting with its outside legal counsel and its financial advisor, that this Agreement or the Offer or the Merger is no longer in the best interests of the Company's stockholders and that such withdrawal or modification is required to satisfy its fiduciary duties to the Company's stockholders under applicable law.

                  (c) Nothing contained in this Section 7.3 shall prohibit the Company from at any time taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act or making any disclosure required by Rule 14a-9 promulgated under the Exchange Act.

                  (d) As used in this Agreement, the term "Acquisition Proposal" shall mean any proposed or actual (i) merger, consolidation or similar transaction involving the Company, (ii) sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of the Company or the Company Subsidiaries representing 15% or more of the consolidated assets of the Company and the Company Subsidiaries,
(iii) issue, sale or other disposition by the Company of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 15% or more of the votes associated with the outstanding securities of the Company, (iv) tender offer or exchange offer in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 15% or more of the outstanding shares of Company Common Stock, (v) recapitalization, restructuring, liquidation, dissolution, or other similar type of transaction with respect to the Company or (vi) transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term "Acquisition Proposal" shall not include the Merger and the other Transactions.

                  (e) As used in this Agreement, the term "Superior Proposal" shall mean an Acquisition Proposal that the Board of Directors determines in good faith, after consulting with its outside legal counsel and its financial advisor, would, if consummated, result in a transaction that is more favorable to the stockholders of the Company than the Transactions.

         7.4      Officers' and Directors' Indemnification.

                  (a) In the event of any threatened or actual claim, action, suit, demand, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, demand, proceeding or investigation in which any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer, employee, fiduciary or agent of the Company or any of the Company Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer, employee, fiduciary or agent of the Company or any of the Company Subsidiaries, or is or was serving at the request of the Company or any of the Company Subsidiaries as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, or (ii) the negotiation, execution or performance of this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto. It is understood and agreed that the Company shall indemnify and hold harmless, and after the Effective Time the Surviving Corporation and Parent shall indemnify and hold harmless, as and to the full extent permitted by applicable law, each Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, demand, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, demand, proceeding or investigation (whether asserted or arising before or after the Effective Time), (A) the Company, and the Surviving Corporation and Parent after the Effective Time, shall promptly pay expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the full extent permitted by law, subject to the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such Indemnified Party is not entitled to such amounts, (B) the Indemnified Parties may retain one counsel satisfactory to them, and the Company, and the Surviving Corporation and Parent after the Effective Time, shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties within 30 days after statements therefor are received, and (C) the Company, the Surviving Corporation and Parent will use their respective reasonable best efforts to assist in the vigorous defense of any such matter; provided that none of the Company, the Surviving Corporation or Parent shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided further that the Surviving Corporation and Parent shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 7.4, upon learning of any such claim, action, suit, demand, proceeding or investigation, shall notify the Company and, after the Effective Time, the Surviving Corporation and Parent, thereof; provided that the failure to so notify shall not affect the obligations of the Company, the Surviving Corporation and Parent except to the extent such failure to notify materially prejudices such party.

                  (b) Parent and Acquisition Sub agree that all rights to indemnification existing in favor of, and all limitations on the personal liability of, the directors, officers, employees and agents of the Company and the Company Subsidiaries provided for in the Articles of Organization or Bylaws as in effect as of the date hereof with respect to matters occurring prior to the Effective Time, and including the Offer and the Merger, shall continue in full force and effect for a period of not less then six years from the Effective Time; provided, however, that all rights to indemnification in respect of any claims (each a "Claim") asserted or made within such period shall continue until the disposition of such Claim. Prior to the Effective Time, the Company shall purchase an extended reporting period endorsement under the Company's existing directors' and officers' liability insurance coverage for the Company's directors and officers in a form acceptable to the Company which shall provide such directors and officers with coverage for six years following the Effective Time of not less than the existing coverage under, and have other terms not materially less favorable on the whole to, the insured persons than the directors' and officers' liability insurance coverage presently maintained by the Company.

                  (c) This Section 7.4 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of Parent, the Company and the Surviving Corporation. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 7.4.

                  (d) In the event that Parent or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent and the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 7.4.

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
         7.5 Access to Information; Confidentiality. From the date hereof until the Effective Time, the Company shall, and shall cause each of the Company Subsidiaries and each of the Company's and Company Subsidiaries' officers, employees and agents to, afford to Parent and to the officers, employees and agents of Parent complete access at all reasonable times to such officers, employees, agents, properties, books, records and contracts, and shall furnish to Parent such financial, operating and other data and information as Parent may reasonably request. Prior to the Effective Time, Parent and Acquisition Sub shall hold in confidence all such information on the terms and subject to the conditions contained in that certain confidentiality agreement between Parent and the Company dated February 17, 2000 (the "Confidentiality Agreement"). The Company hereby waives the provisions of the Confidentiality Agreement as and to the extent necessary to permit the making and consummation of the Transactions. At the Effective Time, such Confidentiality Agreement shall terminate.

         7.6 Financial and Other Statements. Notwithstanding anything contained in Section 7.5, during the term of this Agreement, the Company shall also provide to Parent the following documents and information:

                  (a) As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter ending after the date of this Agreement, the Company will deliver to Parent its Quarterly Report on Form 10-Q as filed under the Exchange Act. As soon as reasonably available, but in no event more than 90 days after the end of each fiscal year ending after the date of this Agreement, the Company will deliver to Parent its Annual Report on Form 10-K, as filed under the Exchange Act. The Company will also deliver to Parent, contemporaneously with its being filed with the Commission, a copy of each Current Report on Form 8-K.

                  (b) As soon as practicable, the Company will furnish to Parent copies of all such financial statements and reports as it or any Company Subsidiary shall send to its stockholders, the Commission or any other regulatory authority, to the extent any such reports furnished to any such regulatory authority are not confidential and except as legally prohibited thereby.

         7.7 Public Announcements. The Company and Parent shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the Transactions (including any "pre-commencement communications" permitted by Rule 14d-2(b) of the Exchange
Act) and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by law or the applicable rules of any stock exchange if it has used its best efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner. In this regard, the parties shall make a joint public announcement of the Offer and the Transactions contemplated thereby no later than (i) the close of trading on the Nasdaq National Market on the day this Agreement is signed, if such signing occurs during a business day or (ii) the opening of trading on the Nasdaq National Market on the business day following the date on which this Agreement is signed, if such signing does not occur during a business day. The parties agree that such joint public announcement shall be filed with the Commission by Parent and Acquisition Sub on Schedule TO in accordance with Rule 14d-2(b) of the Exchange Act.

         7.8  Employee Benefit Arrangements.

                  (a) After the Closing, Parent shall cause Acquisition Sub or the Company to honor all obligations under (i) the existing terms of the employment and severance agreements to which the Company or any Company Subsidiary is presently a party, except as may otherwise be agreed to by the parties thereto, and (ii) the Company's and any Company Subsidiary's general severance policy. Following the Effective Time, the Company's employees will be permitted to participate in the employee benefit plans of Parent as in effect on the date thereof on terms substantially similar to those provided to employees of Parent. Until such time as the Parent causes employees of the Company to participate in the employee benefit plans of the Parent, employees of the Company will continue to participate in the Company Benefit Plans (other than stock option or stock purchase plans) on substantially similar terms to those currently in effect.

                  (b) If any employee of the Company or any of the Company Subsidiaries becomes a participant in any employee benefit plan, practice or policy of Parent, any of its affiliates or the Surviving Corporation, such employee shall be given credit under such plan for all service prior to the Effective Time with the Company and the Company Subsidiaries and prior to the time such employee becomes such a participant, for purposes of eligibility (including, without limitation, waiting periods) and vesting, and such employees will be given credit for such service for purposes of any vacation policy. In addition, if any employees of the Company or any of the Company Subsidiaries employed as of the Closing Date become covered by a medical plan of Parent, any of its affiliates or the Surviving Corporation, such medical plan shall not impose any exclusion on coverage for preexisting medical conditions with respect to these employees.

         7.9 Required Financing. Each of Parent and Acquisition Sub hereby agrees to use its best efforts to arrange the financing in respect of the Transactions and to satisfy the conditions set forth in the Financing Letter. Parent and Acquisition Sub shall keep the Company informed of the status of their financing arrangements for the Transactions, including providing notification to the Company as promptly as possible (but in any event within twenty-four (24) hours) (i) that the Lender may be unable to provide the financing as contemplated by the Financing Letter, or (ii) concerning the inability of Parent or Acquisition Sub to satisfy any of the conditions set forth in the Financing Letters. Parent shall provide written notice to the

Company within twenty-four (24) hours if the Lender has given notice to Parent or Acquisition Sub that such Lender will be unable to provide the financing contemplated by the Financing Letter.

         7.10 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Acquisition Sub, any deed, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Acquisition Sub, any other actions and things to vest, perfect or confirm on record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger. The Company agrees to use its best efforts to have Mark Owens, BT Capital Partners, Inc., Bear Stearns & Co., Inc. and, to the extent he exercises stock options prior to the Initial Expiration Date, Richard E. Wenz enter into the Tender Agreement as soon as possible after the date hereof.


                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

         8.1 Conditions to the Obligations of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver, where permissible, at or prior to the Closing Date, of each of the following conditions:

                  (a) Stockholder Approval. If required by applicable law, this Agreement and the Transactions, including the Merger, shall have been approved and adopted by the affirmative vote of the stockholders of the Company to the extent required by the MBCL and the Articles of Organization.

                  (b) Hart-Scott-Rodino Act. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                  (c) Other Regulatory Approvals. All necessary approvals, authorizations and consents of any governmental or regulatory entity required to consummate the Merger shall have been obtained and remain in full force and effect, and all waiting periods relating to such approvals, authorizations and consents shall have expired or been terminated, except where such failure would not have a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be, or would not affect adversely the ability of the Company or Acquisition Sub, as the case may be, to consummate the Merger.

            (d) No Injunctions, Orders or Restraints; Illegality. No statute, order, decree, ruling or permanent injunction (an "Injunction") shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits the consummation of the Merger on the terms contemplated by this Agreement; provided that the party seeking to rely upon this condition has fully complied with and performed its obligations pursuant to Section 7.1 hereof.

            (e) Required Consents. All consents relating to any Material Contracts set forth on Schedule 8.1(e) that are necessary as a result of the consummation of the transactions contemplated by this Agreement shall have been received.

            (f) Purchase of Shares in Offer. Parent, Acquisition Sub or their affiliates shall have purchased Shares pursuant to the Offer.


                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

      9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after stockholder approval thereof:

            (a) by the mutual written consent of Parent or Acquisition Sub and the Company.

            (b) by either of the Company or Parent or Acquisition Sub:

                  (i) if any Governmental Entity shall have enacted, entered, promulgated or enforced a final and nonappealable Injunction (which Injunction the parties hereto shall have used their best efforts to lift), which prohibits the consummation of the Merger on the terms contemplated by this Agreement (provided that the party seeking to rely upon this condition has fully complied with and performed its obligations pursuant to Section 7.1 hereof), or permanently enjoins the acceptance for payment of, or payment for, Shares pursuant to the Offer or the Merger;

                  (ii) if, without any material breach by the terminating party of its obligations under this Agreement, Parent or Acquisition Sub shall not have purchased Shares pursuant to the Offer on or prior to the Expiration Date; provided, however, that neither Parent, Acquisition Sub nor the Company shall terminate this Agreement prior to August 31, 2000 if Shares shall not have been purchased by Acquisition Sub by reason of any applicable waiting period (and any extension thereof) under the HSR Act in respect of the Offer not having expired or been terminated or the pendency of a non-final Injunction, and Parent, Acquisition Sub and the Company shall use their best efforts to cause such condition to be satisfied (including, without limitation, by complying with the requirements of the FTC or other comparable Governmental Entity to divest of assets or otherwise in connection with the consummation of the Transactions or in settlement of any action brought by it) or have any such Injunction stayed or reversed; or

                  (iii) by either the Company or Parent if, at the Special Meeting (including any adjournment or postponement thereof) called pursuant to Section 2.5 hereto the requisite vote of the shareholders of the Company for the Merger shall not have been obtained.

            (c) by the Company:

                  (i) if Parent or Acquisition Sub shall have failed to commence the Offer on or prior to the tenth business day following the date of the initial public announcement of the Offer;

                  (ii) if the Company Board of Directors shall have (A) withdrawn, or modified or changed in a manner adverse to Parent its approval or recommendation of this Agreement or the Offer, or resolved to do any of the foregoing, and (B) determined in good faith, after consultation with its outside legal counsel and its financial advisor, that an Acquisition Proposal is a Superior Proposal;

                  (iii) if Parent or Acquisition Sub shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice to Parent or Acquisition Sub except, in any case, for such breaches which would not affect adversely Parent's or Acquisition Sub's ability to consummate the Offer or the Merger; provided, however, that no cure period shall be applicable under any circumstances to the matters set forth in
      Section 9.1(c)(i); or

                  (iv) if the Minimum Condition shall not have been satisfied, in which case neither Parent, Acquisition Sub nor any of their affiliates shall be permitted to accept for payment or pay for any Shares unless and until the Company shall have provided Parent with written notice stating that the Company is not exercising its right to terminate this Agreement pursuant to this Section 9.1(c)(iv).

            (d) by Parent or Acquisition Sub if:

                  (i) the Company shall have breached any representation, warranty, covenant or other agreement contained in this Agreement which breach (A) would give rise to the failure of a condition set forth in paragraph (b), (c) or (e) of Annex A hereto, and (B) cannot be or has not been cured within 30 days after the giving of written notice to the Company; or

                  (ii) if the Company Board of Directors shall have withdrawn, modified or changed in a manner adverse to Parent its approval or recommendation of this Agreement or the Offer or shall have executed an agreement in principle or definitive agreement relating to an Acquisition Proposal with a person or entity other than Parent or its affiliates or resolved to do any of the foregoing.


      9.2   Effect of Termination.

            (a) In the event of the termination of this Agreement pursuant to
Section 9.1 hereof, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of any party hereto or its affiliates, trustees, directors, officers or stockholders and all rights and obligations of any party hereto shall cease except for the agreements contained in Sections 7.2 and 7.5, this Section 9.2 and Article X; provided, however, that nothing contained in this Section 9.2 shall relieve any party from liability for any fraud or willful breach of this Agreement.

            (b) If the Company terminates this Agreement pursuant to Section 9.1(c)(ii) or Parent or Acquisition Sub terminates this Agreement pursuant to
Section 9.1(d)(ii) hereof, then the Company shall as soon as possible thereafter pay to Parent an amount in cash equal to 4% of the sum of (i) the product of (x) the Offer Price and (y) the total number of issued and outstanding Shares, and
(ii) the amount to be paid for Options pursuant to Section 1.4 hereof (the "Liquidated Amount").

            (c) Any payment required by this Section 9.2 shall be payable by the Company to Parent by wire transfer of immediately available funds to an account designated by Parent.

            (d) Notwithstanding anything to the contrary in this Agreement, Parent and Acquisition Sub hereto expressly acknowledge and agree that, with respect to any termination of this Agreement pursuant to Section 9.1(c)(ii) hereof, the payment of the Liquidated Amount shall constitute liquidated damages with respect to any claim for damages or any other claim which Parent or Acquisition Sub would otherwise be entitled to assert against the Company or any of the Company Subsidiaries or any of their respective assets, or against any of their respective directors, officers, employees, partners, managers, members or shareholders, with respect to this Agreement and the Transactions and shall constitute the sole and exclusive remedy available to Parent and Acquisition Sub. The parties hereto expressly acknowledge and agree that, in light of the difficulty of accurately determining actual damages with respect to the foregoing upon any termination of this Agreement pursuant to Section 9.1(c)(ii) hereof, the rights to payment under Section 9.2(b): (i) constitute a reasonable estimate of the damages that will be suffered by reason of any such proposed or actual termination of this Agreement pursuant to Section 9.1(c)(ii) hereof and (ii) shall be in full and complete satisfaction of any and all damages arising as a result of the foregoing. Except for nonpayment of the amounts set forth in Section 9.2(b), Parent and Acquisition Sub hereby agree that, upon any termination of this Agreement pursuant to Section 9.1(c)(ii) hereof, in no event shall Parent or Acquisition Sub be entitled to seek or to obtain any recovery or judgment against the Company or any of the Company Subsidiaries or any of their respective assets, or against any of their respective directors, officers, employees, partners, managers, members or shareholders, and in no event shall Parent or Acquisition Sub be entitled to seek or obtain any other damages of any kind, including, without limitation, consequential, indirect or punitive damages.

      9.3 Amendment. This Agreement may be amended by the parties hereto by an instrument in writing signed on behalf of each of the parties hereto at any time before or after any approval hereof by the stockholders of the Company and Acquisition Sub, but in any event following authorization by the Acquisition Sub Board and the Company Board; provided, however, that after any such stockholder approval, no amendment shall be made which by law requires further approval by stockholders without obtaining such approval.

      9.4 Extension; Waiver. At any time prior to the Closing, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                    ARTICLE X

                               GENERAL PROVISIONS

      10.1 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by cable, telegram, telecopier or telex or sent by prepaid overnight carrier to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

            (a)   if to Parent or Acquisition Sub:

                  Dorel Industries, Inc.
                  1255 Green Avenue
                  Suite 300
                  Westmont, Quebec
                  Canada H37 2A4
                  Telecopy No.: (514) 934-9932

                  with a copy to:

                  Shearman & Sterling
                  Commerce Court West
                  199 Bay Street, Suite 4405
                  Toronto, Ontario
                  MSL 1E8
                  Attn: Bruce Czachor
                  Telecopy No.: 416-360-2958

            (b)   if to the Company:

                  Safety 1st, Inc.
                  45 Dan Road
                  Canton, MA 02021
                  Telecopy No.: (781) 364-3205

                  with a copy to:

                  Goodwin, Procter & Hoar  LLP
                  Exchange Place
                  Boston, Massachusetts  02109
                  Attn: Stuart M. Cable, P.C.
                        Joseph L. Johnson III, P.C.
                  Telecopy No.:  (617) 523-1231

      10.2 Interpretation. When a reference is made in this Agreement to subsidiaries of Parent, Acquisition Sub or the Company, the word "Subsidiary" means any corporation more than 50% of whose outstanding voting securities, or any partnership, joint venture or other entity more than 50% of whose total equity interest, is directly or indirectly owned by Parent, Acquisition Sub or the Company, as the case may be. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      10.3 Non-Survival of Representations, Warranties, Covenants and Agreements. Except for Sections 7.2, 7.4 and 7.8, and Article X, none of the representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, and thereafter there shall be no liability on the part of either Parent, Acquisition Sub or the Company or any of their respective officers, directors or stockholders in respect thereof. Except as expressly set forth in this Agreement, there are no representations or warranties of any party hereto, express or implied.

      10.4 Miscellaneous. This Agreement (i) constitutes, together with the Confidentiality Agreement, Annex A hereto, the Company Disclosure Schedule, the Parent Disclosure Schedule and the Tender Agreements referred to in the recitals to this Agreement, the entire agreement and supersedes all of the prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (ii) shall be binding upon and inure to the benefits of the parties hereto and their respective successors and assigns and is not intended to confer upon any other person (except as set forth below) any rights or remedies hereunder and (iii) may be executed in two or more counterparts which together shall constitute a single agreement. Section
7.4 and Section 7.8 are intended to be for the benefit of those persons described therein and the covenants contained therein may be enforced by such persons. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Massachusetts Courts (as hereinafter defined), this being in addition to any other remedy to which they are entitled at law or in equity.

      10.5 Assignment. Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

      10.6 Severability. If any provision of this Agreement, or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

      10.7 Choice of Law/Consent to Jurisdiction. All disputes, claims or controversies arising out of this Agreement, or the negotiation, validity or performance of this Agreement, or the Transactions shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to its rules of conflict of laws. Each of the Company, Parent and Acquisition Sub hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the Commonwealth of Massachusetts and of the United States District Court for the District of Massachusetts (the "Massachusetts Courts") for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the Transactions (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Massachusetts Courts and agrees not to plead or claim in any Massachusetts Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the Commonwealth of Massachusetts, to appoint and maintain an agent in the Commonwealth of Massachusetts as such party's agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the Commonwealth of Massachusetts. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the Commonwealth of Massachusetts, each such party does hereby appoint CT Corporation, 101 Federal Street, Suite 300, Boston, Massachusetts 02110, as such agent.

      10.8 No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding among the parties hereto unless and until (i) the Board of Directors of the Company has approved, for purposes of Chapter 110F of the MGL and any applicable provision of the Articles of Organization, the terms of this Agreement, and (ii) this Agreement is executed by the parties hereto.



                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, Parent, Acquisition Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          DOREL INDUSTRIES, INC.



                                          By: /s/ Martin Schwartz
                                              ------------------------------
                                              Name:  Martin Schwartz
                                              Title: President


                                          By: /s/ Frank Rana
                                              ------------------------------
                                              Name:  Frank Rana
                                              Title: Treasurer


                                          DIAMOND ACQUISITION
                                          SUBSIDIARY, INC.


                                          By: /s/ Jeffrey Schwartz
                                              ------------------------------
                                              Name:  Jeffrey Schwartz
                                              Title: President

                                          By: /s/ Jeffrey Schwartz
                                              ------------------------------
                                              Name:  Jeffrey Schwartz
                                              Title: Treasurer


                                          SAFETY 1ST, INC.



                                          By: /s/ Richard E. Wenz
                                              ------------------------------
                                              Name:  Richard E. Wenz
                                              Title: President

                                          By: /s/ Joseph Driscoll
                                              ------------------------------
                                              Name:  Joseph Driscoll
                                              Title: Treasurer

                                                                         ANNEX A


                                Offer Conditions

      The capitalized terms used in this Annex A have the meanings set forth in the attached Agreement, except that the term "Agreement" shall be deemed to refer to the attached Agreement together with this Annex A.

      Notwithstanding any other provision of the Offer or the Agreement and subject to Rule 14c-1(c) under the Exchange Act and Section 1.1 of the Agreement, Acquisition Sub may delay the acceptance for payment of and payment for any Shares, (A) until any applicable waiting period (and any extension thereof) under the HSR Act in respect of the Offer shall have expired or been terminated, or (B) if there shall not have been validly tendered to Acquisition Sub pursuant to the Offer and not withdrawn immediately prior to the Expiration Date, at least that number of Shares that, when taken as a whole with all other Shares owned or acquired by Acquisition Sub (whether pursuant to the Offer or otherwise), constitutes at least the Minimum Condition, and (C) terminate or amend the Offer or delay the acceptance for payment of and payment for Shares tendered if at any time on or after the date of the Agreement, and prior to the Expiration Date, any of the following conditions exist or shall occur or remain in effect:

            (a) Any Governmental Entity shall have enacted, entered, promulgated or enforced a final and nonappealable Injunction (which Injunction the parties hereto shall have used their best efforts to lift), which (i) prohibits Parent or Acquisition Sub from owning or operating all of the material portions of the business and assets of the Company and the Company Subsidiaries taken as a whole or (ii) prohibits the consummation of the Merger on the terms contemplated by this Agreement (provided that the party seeking to rely upon this condition has fully complied with and performed its obligations pursuant to Section 7.1 hereof), or permanently enjoins the acceptance for payment of, or payment for, Shares pursuant to the Offer or the Merger;

            (b) (i) Any of the representations and warranties of the Company set forth in the Agreement which are qualified by a Company Material Adverse Effect or words of similar effect shall not have been, or cease to be, true and correct (except to the extent such representations and warranties expressly relate to a specific date or as of the date hereof, in which case such representations and warranties shall not have been true and correct as of such date); or (ii) any of the representations and warranties of the Company set forth in the Agreement which are not so qualified shall not have been, or cease to be, true and correct (except to the extent such representations and warranties expressly relate to a specific date or as of the date hereof, in which case such representations and warranties shall not have been true and correct in all material respects as of such date), except for such inaccuracies as, individually or in the aggregate, would not have a Company Material Adverse Effect;

            (c) The Company shall not have performed all obligations required to be performed by it under the Agreement, including, without limitation, the covenants contained in Article VI or VII thereof, except where any failure to perform would, individually or in the aggregate, not materially impair or significantly delay the ability of Acquisition Sub to consummate the Offer;

            (d) The Agreement shall have been terminated in accordance with its terms;

            (e) Any consent, authorization, order or approval of (or filing or registration with) any governmental commission, board, other regulatory body or other third party required to be made or obtained by the Company or any of the Company Subsidiaries or affiliates in connection with the execution, delivery and performance of the Agreement shall not have been obtained or made, except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration, would not have a Company Material Adverse Effect;

            (f) The Company shall have executed a definitive agreement or agreement in principal with any person relating to an Acquisition Proposal with a person or entity other than Parent or its affiliates;

            (g) The Company Board of Directors shall have (A) withdrawn, or modified or changed in a manner adverse to Parent its approval or recommendation of this Agreement or the Offer, or resolved to do any of the foregoing, and (B) determined in good faith, after consultation with its outside legal counsel and its financial advisor, that an Acquisition Proposal is a Superior Proposal; or

            (h) There shall have occurred, after the date of this Agreement, any change concerning the Company or the Company Subsidiaries which has had a material adverse effect on the business, assets, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole ("Material Adverse Change"), provided, however, that any change (i) that primarily results from this Agreement, the Merger, the Offer and the transactions contemplated thereby or the announcement thereof, (ii) generally affecting the industries in which the Company operates, including changes due to actual or proposed changes in law or regulations, or (iii) related to a general drop in stock prices in the United States shall be excluded in determining whether a Material Adverse Change has occurred.

      The foregoing conditions (i) may be asserted by Parent or Acquisition Sub regardless of the circumstances (including any action or inaction by Parent or any of its affiliates other than a material breach of the Agreement), and (ii) are for the sole benefit of Parent, Acquisition Sub and their respective affiliates. The foregoing conditions may be waived by Parent, in whole or in part, at any time and from time to time, in the sole discretion of Parent. The foregoing conditions may be considered to be material to the Offer. The failure by Parent or Acquisition Sub at any time to exercise any of the foregoing rights will not be deemed a waiver of any right and each right will be deemed an ongoing right which may be asserted at any time and from time to time.

      Should the Offer be terminated due to the foregoing provisions, all tendered Shares not theretofore accepted for payment shall promptly be returned to the tendering stockholders.

                      [GOLDMAN, SACHS & CO. LETTERHEAD]


                                                                      APPENDIX B



PERSONAL AND CONFIDENTIAL
-------------------------


April 22, 2000

Board of Directors
Safety 1st, Inc.
Canton Commerce Center
45 Dan Road
Canton, MA 02021



Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $0.01 per share (the "Shares"), of Safety 1st, Inc. (the "Company") of the $13.875 per Share in cash proposed to be paid by Dorel Industries, Inc. ("Buyer") in the Tender Offer and the Merger (as defined below) pursuant to the Agreement and Plan of Merger, dated as of April 22, 2000, among Buyer, Diamond Acquisition Subsidiary, Inc. ("Diamond"), a wholly-owned subsidiary of Buyer, and the Company (the "Agreement"). The Agreement provides for a tender offer for all of the Shares (the "Tender Offer") pursuant to which Diamond will pay $13.875 per Share in cash for each Share accepted. The Agreement further provides that following completion of the Tender Offer, Diamond will be merged with and into the Company (the "Merger") and each outstanding Share will be converted into the right to receive $13.875 in cash.

Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company from time to time, including having acted as its agent in connection with securing a credit facility for the Company in January 1997, and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also have provided certain investment banking services to Buyer from time to time, including having acted as the lead underwriter of a public offering of the Class B Subordinated Voting Shares of Buyer in April 1998, and may provide investment banking services to Buyer and its subsidiaries in the future. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of the Company or Buyer for its own account and for the accounts of customers.

Safety 1st, Inc.
April 22, 2000
Page Two


In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual reports on Form 10-K of the Company for the five fiscal years ended January 1, 2000; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; and certain internal financial analyses and forecasts for the Company prepared by its management. We also have held discussions with members of the senior management of the Company regarding its past and current business operations, financial condition and future prospects. In addition, we have reviewed the reported price and trading activity for the Shares, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the juvenile products industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. Our opinion does not address the relative merits of the transaction contemplated pursuant to the Agreement as compared to any alternative business transaction that might be available to the Company. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to whether or not any holder of Shares should tender such shares in connection with such transaction or, if applicable, how any holder of Shares should vote with respect to such transaction.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the $13.875 in cash to be received by the holders of Shares in the Tender Offer and the Merger is fair from a financial point of view to such holders.

Very truly yours,

/s/ Goldman, Sachs & Co.
------------------------------
(GOLDMAN, SACHS & CO.)

                                                                    APPENDIX C

                      SECTIONS 85 TO 98, INCLUSIVE, OF THE
              MASSACHUSETTS BUSINESS CORPORATION LAW, CHAPTER 156B

      85. [PAYMENT FOR STOCK OF DISSENTING STOCKHOLDER]. A stockholder in any corporation organized under the laws of Massachusetts which shall have duly voted to consolidate or merge with another corporation or corporations under the provisions of sections seventy-eight or seventy-nine who objects to such consolidation or merger may demand payment for his stock from the resulting or surviving corporation and an appraisal in accordance with the provisions of sections eighty-six to ninety-eight, inclusive, and such stockholder and the resulting or surviving corporation shall have the rights and duties and follow the procedure set forth in those sections. This section shall not apply to the holders of any shares of stock of a constituent corporation surviving a merger if, as permitted by subsection (c) of section seventy-eight, the merger did not require for its approval a vote of the stockholders of the surviving corporation.

      86. [RIGHT OF APPRAISAL]. If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

      87. [NOTICE OF STOCKHOLDERS MEETING TO CONTAIN STATEMENT AS TO
APPRAISAL RIGHTS]. The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

            "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts."

      88. [NOTICE TO OBJECTING STOCKHOLDER THAT CORPORATE ACTION HAS BECOME EFFECTIVE]. The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

      89. [DEMAND FOR PAYMENT BY OBJECTING STOCKHOLDER]. If within twenty days after the date of mailing of a notice under subsection (e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

      90. [DETERMINATION OF VALUE OF STOCK BY SUPERIOR COURT]. If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

      91. BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON FAILURE TO AGREE ON VALUE THEREOF ETC; PARTIES TO BILL ETC; SERVICE OF BILL ON CORPORATION; NOTICE TO STOCKHOLDER PARTIES ETC. If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

      92. BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON FAILURE TO AGREE ON VALUE THEREOF ETC; ENTRY OF DECREE DETERMINING VALUE OF STOCK; DATE ON WHICH VALUE IS TO BE

DETERMINED. After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

      93. BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON FAILURE TO AGREE ON VALUE THEREOF ETC; COURT MAY REFER BILL, ETC., TO SPECIAL MASTER TO HEAR PARTIES, ETC. The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

      94. BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON FAILURE TO AGREE ON VALUE THEREOF ETC; STOCKHOLDER PARTIES MAY BE REQUIRED TO SUBMIT THEIR STOCK CERTIFICATES FOR NOTATION THEREON OF PENDENCY OF BILL, ETC. On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for notation thereon of the pendency of the bill, and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

      95. BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON FAILURE TO AGREE ON VALUE THEREOF ETC; TAXATION OF COSTS, ETC.; INTEREST ON AWARD, ETC. The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

      96. STOCKHOLDER DEMANDING PAYMENT FOR STOCK NOT ENTITLED TO NOTICE OF STOCKHOLDERS' MEETINGS OR TO VOTE STOCK OR TO RECEIVE DIVIDENDS, ETC.; EXCEPTIONS. Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

      (1) A bill shall not be filed within the time provided in section ninety;

      (2) A bill, if filed, shall be dismissed as to such stockholder; or

      (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

      Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

      97. CERTAIN SHARES PAID FOR BY CORPORATION TO HAVE STATUS OF TREASURY STOCK, ETC. The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

      98. ENFORCEMENT BY STOCKHOLDER OF RIGHT TO RECEIVE PAYMENT FOR HIS SHARES TO BE EXCLUSIVE REMEDY; EXCEPTION. The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

                                      PROXY

                                SAFETY 1ST, INC.

                                   45 DAN ROAD
                           CANTON, MASSACHUSETTS 02021

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
                            SAFETY 1ST, INC. FOR THE
                         SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 10, 2000


The undersigned hereby constitutes and appoints Michael Lerner and Richard Wenz, and each of them, as proxies (the "Proxies") of the undersigned, with full power of substitution in each, and authorizes each of them to represent and to vote all shares of common stock, par value $0.01 per share, of Safety 1st, Inc. ("Safety 1st") held of record by the undersigned as of the close of business on June 9, 2000, at the Special Meeting of Stockholders (the "Special Meeting") to be held at the offices of Goodwin, Procter & Hoar LLP, 53 State Street, Boston, MA 02109, on July 10, 2000 at 10:00 a.m. local time and at any adjournments or postponements thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the proposal set forth in Paragraph 1 on the reverse side hereof. The Proxies are each authorized to vote upon such other business as may properly come before the Special Meeting and any adjournment or postponement thereof. Stockholders who plan to attend the Special Meeting may revoke their proxy by casting their vote at the meeting in person.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Stockholders and the Proxy Statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given.

        PLEASE VOTE, DATE AND SIGN THIS PROXY ON REVERSE SIDE AND RETURN
                         PROMPTLY IN ENCLOSED ENVELOPE.

[X]   PLEASE MARK VOTE
      AS IN THIS EXAMPLE

                                                      FOR     AGAINST   ABSTAIN


1.    To approve the Agreement and Plan of Merger,    [ ]       [ ]        [ ]
      dated as of April 22, 2000, by and among Dorel Industries, Inc., Diamond Acquisition
      Subsidiary Inc., and Safety 1st providing for the merger of Diamond Acquisition
      Subsidiary Inc. with and into Safety 1st, with Safety 1st being the surviving corporation.

2. To consider and act upon such other matters as may properly come before the Special
      Meeting and any adjournments or
      postponements thereof.



                         ----------------------------



Please be sure to sign and date this Proxy.

Date:________________________


Stockholder(s) signature(s):
_________________________________________________________________


_________________________________________________________________


Please sign name exactly as shown on reverse. Where there is more than one holder, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or partnership, the proxy should be executed in the full corporate or partnership name and signed by a duly authorized person, stating his or her title or authority.


                PLEASE, SIGN, DATE AND PROMPTLY MAIL YOUR PROXY.